Exhibit 4

The Westpac Group 2011 Interim Results Investor Discussion Pack May 2011 Westpac Banking Corporation ABN 33 007 457 141 Index Index Overview 3 Strategy 13 Features of the Result 25 Cash earnings 26 Operating income 28 Net interest income 29 Non-interest income 32 Markets and Treasury income 33 Expenses 34 Impairment charges 36 Business Unit Performance 37 Westpac RBB 38 Westpac Institutional Bank 45 St. George Bank 51 BT Financial Group 56 Westpac New Zealand 60 Pacific Banking 67 Capital, Funding and Liquidity 68 Asset Quality and Risk Management 73 Regulatory agenda 85 Economics 89 Economics - Australian Housing 101 Investor Relations contacts 108 Appendix 1: Cash earnings adjustments109 Appendix 2: Definitions 110 The Westpac Group Investor Discussion Pack – May 2011 1

Overview May 2011 The Westpac Group – at a glance Overview Australia’s second largest bank, and the world’s 18th largest bank, ranked by market capitalisation1 Key financial data for 1H11 (31 March 2011)5 Net profit after tax (reported) $3,961m Strategy focused on markets of Australia, New Zealand and the near Pacific . Broad, multi-brand franchise providing retail, Cash earnings6 $3,168m Cash earnings6 per share 105.6c Tier 1 ratio (Basel II)7 9.5% , business, institutional banking and wealth management services to approximately 12.8m customers . Australian market share of household Return on equity (cash basis) 16.5% Total assets $622bn Market capitalisation1 $73bn deposits 23%2, lending 21%3, and platforms 20%4 . Strong capital, funding, liquidity and 3,000 3,500 4,000 Cash Earnings Reported profit Cash earnings6 and Reported net profit8 ($m) provisioning . Solid earnings profile over time . Leader in sustainability 500 1,000 1,500 2,000 2,500 1 As at 31 March 2011. Source: IRESS, CapitalIQ and www.xe.com. 2 APRA Banking Statistics (March 11). 3 RBA Banking Statistics (March 11). 4 Plan for Life and Morning Star, December 2010 – all master funds. 5 All measured in Australian dollars. 6 Reported results adjusted for material items to ensure they appropriately reflect profits normally available to ordinary shareholders. Refer to The Westpac Group Interim 2011 Results for details on the basis of preparation. 7 Tier 1 based on APRA prudential standards. 8 Net 1H06 2H06 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10 1H11 3 profit attributed to owners of Westpac Banking Corporation. The Westpac Group Investor Discussion Pack – May 2011

1H11 financial snapshot

Overview

	1H11	change[1] 2H10 - 1H11	change[1] 1H10 – 1H11
Earnings			
Cash earnings ($m)	3,168	8%	7%
EPS[2], cash basis (cents)	105.6	8%	6%
Cash return on equity (%)	16.5	70bps	10bps
Dividends per share (cents)	76	3%	17%
Dividend payout ratio (%)	72%	(350bps)	670bps
Expense to income ratio[3] (%)	41.2	120bps	(110bps)
Net interest margin[3] (%)	2.21	4bps	(5bps)
Funding and Liquidity			
Stable Funding Ratio[4] (%)	79	(1bp)	-
Customer deposits to net loans ratio (%)	60	1bp	3bps
Weighted avg residual maturity of long term portfolio (yrs)	3.2	(0.3)	(0.4)
Total liquid assets ($bn)	85	4%	6%

	1H11	change[1] 2H10 - 1H11	change[1] 1H10 – 1H11
Balance sheet			
Total assets ($bn)	622	1%	4%
Tier 1 ratio[5] (%)	9.53	44bps	89bps
Common equity ratio[5] (%)	7.95	45bps	84bps
Risk weighted assets ($bn)	277	(1%)	(5%)
Loans ($bn)	484	1%	2%
Customer deposits ($bn)	289	3%	6%
NTA[6] per share ($)	9.55	7%	13%
Asset quality			
Impairment charges to average loans (bps)	19	(5bps)	(18bps)
Impaired assets to gross loans (bps)	98	3bps	8bps
Impairment provisions to impaired assets (%)	42.2	150bps	(90bps)
Collective provisions to credit RWA (bps)	138	(8bps)	(12bps)

1 For profitability metrics the change represents results for 1H11 versus 2H10 and 1H10, the actual results for 2H10 and 1H10 are not represented here. 2 EPS is earnings per share. 3 Cash basis. 4 Stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 5 Based on APRA methodology. 6 NTA is Net Tangible Assets.

The Westpac Group Investor Discussion Pack – May 2011 4

The Westpac Group 1H11 summary

Overview

1H11 building momentum

- Good quality result, with all divisions delivering Core and Cash earnings growth on 2H10
- Strong progress on strategic agenda, including our Strategic Investment Priorities (SIPs) and productivity
- Multi-brands a key point of differentiation, giving access to a broader customer base and more growth options
- Strong and well positioned balance sheet
- All divisions on sound footing with growing confidence

Considerations for 2H11

- System growth modestly improving, with the Group focused on improving share in target segments and continuing to grow wealth share
- Full period impact of prior pricing changes (mortgages and deposits) to flow through to margins, offsetting rising funding costs
- SIPs expenses and industry compliance costs rising, although partly offset by ongoing productivity improvements
- Asset quality continuing to improve

Leading metrics of peer banks

Financials

- Cost to income ratio lowest in sector at 41.2%
- Common equity ratio 8.0%, at higher end of peers
- High quality book with low level of impaired assets and provisioning coverage at upper end of peers
- No legacy high risk securities portfolios
- Dividend yield[1] 6.25%

Brands[2]

- Westpac RBB No. 1 Business NPS of majors and increased lead over peers
- Westpac Institutional Bank leading debt markets, foreign exchange and transactional banking positions
- St.George Consumer and Business NPS lead the majors
- BTFG No. 1 Platform in the market; strong General Insurance cross sell
- Westpac NZ at forefront of retail innovation through internationally leading ATM technology

Sustainability

- Leader in sustainability, ranked 18th in the Global 100 most sustainable corporations[3]
- People Leader Index score of 81, at the Global High Performing Norm[4]

1 Based on 31 March 2011 Westpac closing share price. 2 Refer to Business unit section for source information. 3 World Economic Forum 2011. 4 Global High Performing Norm reflects 25 highest performing companies globally in Towers Watson engagement survey catchment. These companies are judged 'high performing' based on their employee survey scores and their overall financial performance.

The Westpac Group Investor Discussion Pack – May 2011 5

Overview

Sound growth in 1H11 cash earnings

- Cash earnings up 8% to $3,168m on 2H10 (up 7% on 1H10). Revenue trend improving, expenses well managed and a further fall in impairments. Core earnings up 4% on 2H10 (down 3% on 1H10)
- Net interest income up 2% on 2H10 (down 1% on 1H10). Subdued volume growth, higher margins from re-pricing of mortgages and business offsetting higher retail and wholesale funding costs
- Non-interest income up 2% on 2H10 (down 2% on 1H10). Higher fees and wealth income offset lower Markets and Treasury income
- Expenses down 1% on 2H10 (up 2% on 1H10)
  - Productivity initiatives ($110m)
  - Offset further investment in the front line, with an additional 4 branches and 51 ATMs
- Impairment charges 20% lower than 2H10 (47% lower than 1H10) following improving asset quality
  - Individually assessed provision[1] (IAP) charges down $107m
  - Collectively assessed provision (CAP) charges down $7m, impacted by reduction in economic overlay[2] of $106m, movement of CAP charges to IAP, and companies moving back to full health
- Reported net profit after tax up 14% to $3,961m[3] on 2H10 (up 38% on 1H10)
  - St.George merger related cash earnings adjustments up $442m, primarily due to tax consolidation adjustment
  - Other Cash earnings adjustments up $190m, including fair value adjustment on economic hedges



Cash earnings 1H10 – 1H11 ($m)
2,949
(135)
(101)
(96)
302
11
2,930
104
60
33
114
(73)
3,168
Down 1%
Up 8%
1H10
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
2H10
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
1H11

1 Net of write backs and recoveries. 2 Total economic overlay now $347m. 3 Refer slide 109 for details of cash earnings adjustments.

The Westpac Group Investor Discussion Pack – May 2011 6

Overview

All divisions delivering an improved contribution



Business unit contributions to Cash earnings movement half on half[1] ($m)
2,949
10
(100)
97
(7)
58
(77)
2,930
53
60
13
15
1
96
3,168
Down 1%
Up 8%
1H10
WRBB
WIB
SGB
BTFG
NZ
Other2
2H10
WRBB
WIB
SGB
BTFG
NZ
Other2
1H11

1H11 Cash earnings (A$m)	WRBB	WIB	SGB	BTFG	NZ	Other[2]	Group
Operating income	3,139	1,567	1,657	889	622	627	8,501
Expenses	(1,526)	(510)	(649)	(440)	(292)	(84)	(3,501)
Core earnings	1,613	1,057	1,008	449	330	543	5,000
Impairment charges	(275)	21	(176)	(4)	(105)	76	(463)
Tax and non-controlling interests	(402)	(311)	(250)	(136)	(66)	(204)	(1,369)
Cash earnings	936	767	582	309	159	415	3,168
Contribution to Group Cash earnings	30%	24%	18%	10%	5%	13%	100%

1 Refer to business unit definitions, slide 110. 2 Other includes PB and GBU.

The Westpac Group Investor Discussion Pack – May 2011 7

Overview

Key features of 1H11 result compared to 2H10

Solid returns for shareholders	• Cash earnings up 8%; Cash EPS up 8%; Cash ROE up 70bps; and Economic Profit up 15%
Sound revenue growth	• Improved margins, up 4bps on 2H10 • Mortgages up $7bn, above system[1] growth for Westpac RBB with focus on proprietary channel. Business lending flat with $1.8bn decline in commercial property lending offsetting growth in other areas • Retained a large portion (around three quarters) of December 2009 12 month Term deposit, at improved spreads • BTFG consistently growing above system[2] in key products, particularly funds under administration
Productivity initiatives delivering	• Dedicated project with a range of initiatives introduced to further enhance efficiency, saving $110m • Sector leading expense to income ratio, at 41.2% on cash basis
Continued investment	• Further investment in technology (SIPs) to transform platform for multi-brand organisation and support customer-oriented strategy. Now 18 months through the five year, $2bn project, and spent $804m to date ($297m in 1H11) • Investment in multi-brand, with launch of Bank of Melbourne scheduled for August 2011 • Further investment in front line, 4 additional branches and 51 additional ATMs
Sustainable earnings	• WIB Markets and Treasury earnings have rebased
Improved asset quality	• Stressed assets reduced 35bps and the incidence of new stress has eased. 1H11 saw more repayments and upgrades, and more write-backs • Improved economic conditions drove a reduction in economic overlay of $106m to $347m
Strong balance sheet	• Tier 1 capital ratio increased to 9.5%, stable funding ratio[3] above our target at 79%, liquidity at $85bn and maintained strong provisioning coverage at upper end of peers

1 APRA monthly banking statistics, 6 months to March 2011. 2 Plan for Life and Morningstar, share of new business December 2010. 3 Stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding.

The Westpac Group Investor Discussion Pack – May 2011 8

Overview

Building momentum across the Group

Westpac RBB		• Consistently growing mortgage market share • Business Net Promoter Score rising in key segments, now best of peers
Westpac Institutional Bank		• Higher proportion of income from customer activities • Good customer flows in debt markets and transactional banking
St.George	st.george BankSA Bank of Melbourne	• Emphasis on proprietary sales, housing applications improving • Improving momentum in wealth sales
BT Financial Group	BT Asgard	• Leading Wrap and Superannuation platforms consistently growing share • Life and General Insurance sales rising supported by expanded distribution
Westpac New Zealand	Westpac	• Investment in front line leading to improved share in a soft market • Continued growth in products per customer

The Westpac Group Investor Discussion Pack – May 2011 9

Overview

Very strong balance sheet

- Well positioned for Basel III transition with healthy Tier 1 ratio[1] of 9.5% and a strong common equity ratio of 8.0%. Over 2H10
  - Improved return on equity up 70bps at 16.5%
  - RWA down 1%
  - St.George merger tax benefit of 10bps
- Strong provision coverage at upper end of peers, with CAP/Credit RWA at 138bps
- Stable funding ratio[2] relatively unchanged at 79%, growth in customer deposits used to fund loan growth



Tier 1 Ratio¹ (%)
Common equity
Other Tier 1
8.4
8.1
8.6
9.1
9.5
6.7
6.6
7.1
7.5
8.0
1H09
2H09
1H10
2H10
1H11



Stable funding ratio² (%)
77
78
79
80
79
1H09
2H09
1H10
2H10
1H11



Collectively assessed provisions/credit RWA (bps)
125
142
150
146
138
1H09
2H09
1H10
2H10
1H11

1 Calculated on basis of Basel III advanced measurement using APRA required overlays. 2 Stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding.

The Westpac Group Investor Discussion Pack – May 2011 10

Overview

Record dividend per share, 17% CAGR for last 2 years

- 1H11 dividend 76 cents, up 3% on 2H10 (up 17% on 1H10)
  - Highest half yearly dividend ever paid
- Continue to seek a steadily rising dividend path, while maintaining a payout ratio of around 70%
  - Slightly higher payout ratio consistent with current stage of cycle with falling impairments and low RWA growth
- DRP to be satisfied by new share issuance, with no DRP discount
- Fully franked, with significant franking balance of $1.3bn after this dividend payment
- Dividend yield[1] 6.25%
  - On an annualised basis this is equivalent to a fully franked dividend yield of 8.9%



Dividends per share (cents)
44
49
51
56
60
63
68
70
72
56
60
65
74
76
2H04
1H05
2H05
1H06
2H06
1H07
2H07
1H08
2H08
1H09
2H09
1H10
2H10
1H11



Dividend payout ratio, cash basis (%)
61
67
65
69
70
69
69
71
72
71
76
65
76
72
2H04
1H05
2H05
1H06
2H06
1H07
2H07
1H08
2H08
1H09
2H09
1H10
2H10
1H11

1 1H11 dividend annualised, and using 31 March 2011 Westpac closing share price.

The Westpac Group Investor Discussion Pack – May 2011 11

Strategy May 2011 The Westpac Group increasingly differentiated from peers Strategy Very strong Australia and New Zealand position 98% of assets in Australia and New Zealand Most focused on Australian/New Zealand growth opportunities Multi-brand strategy providing choice Regional banking strategy provides access to a broader customer base and more growth options Ability to be more flexible, responsive and innovative in targeting different customer segments, different competitors and different geographies Strategically well placed with high Good mix of profitability and growth All divisions well positioned in chosen markets quality portfolio Proven low risk portfolio Consistent balance sheet strength Efficiency leader Cost growth kept to 2% on 1H10, with expense to income ratio well below peers Comprehensive productivity program to improve customer experience and maintain efficiency advantage. Global leader in the bank sector for ten years, Dow Jones Sustainability Index Only Australian bank in the Global 100 most sustainable corporations at 2011 World People and sustainability leader Economic Forum Named one of the World’s Most Ethical companies from 2008 – 2011, Ethisphere Institute The Westpac Group Investor Discussion Pack – May 2011 13

Sources of future growth

Strategy

Deliver returns from significant front line investment	▪ Significant investment and productivity improvement in networks over last two years, including enhancing front-line capabilities and expanding distribution footprint ▪ Realigned network with Westpac Local model and St.George regional model, more authority in front line
Positioned to capture return of business credit growth	▪ Lead Institutional bank[1] ▪ Westpac RBB and St.George have the highest (ranked 1st and 2nd) customer advocacy in key business segments ▪ Enhancing trade, commerce and foreign exchange capabilities in Asia
Regional banking strategy	▪ Bank of Melbourne launch scheduled for August 2011, to expand branches to over 100 (from 34) in Victoria over next five years ▪ Considerable organic growth opportunities through wealth and a broader presence in selected regions
Strong wealth business growing above system	▪ Continuing strong growth in wealth platforms ▪ Leading BT Super for Life product providing strong source of growth ▪ Expanding Life insurance distribution via planner network and continuing strong insurance cross sell

1 Peter Lee Associates Large Corporations Corporate & Institutional Transactional Banking surveys, Australia 2004-2010.

The Westpac Group Investor Discussion Pack – May 2011 14 THE Westpac GROUP

Customer focused, multi-brand strategy

Strategy

Vision

To be one of the world's great companies, helping our customers, communities and people to prosper and grow

Aspiration

- A family of much loved brands
- Recognised for enduring customer relationships
- A place where the best people want to work
- A leader in the community
- A great investment

Driving principles

Operating as One Team

- Focus on core markets
- Strong local businesses
- Easy to do business with
- Aligned values

Key programs

Multi-brand model

- Local model, closer to customers, providing them with real choice
- Meeting needs of customers who prefer a Big 4 bank (Westpac brand) and those that prefer a regional bank
- Launching Bank of Melbourne, a local bank for Victorians (3rd regional brand complementing St.George and BankSA)

Earning all our customers' business

- Operating as "One Team" focused on meeting customers' total financial needs
- Increased strategic focus on deposit gathering and wealth cross sell including BT Super for Life and insurance
- Increased relationship focus building a better understanding of customer needs

Strategic Investment Priorities

- $2bn, 5 year investment program (FY10 – FY14)
  - Support multi-brand model
  - Enhance front line capability
  - Leverage scale
  - Consolidate/renew on-line and product systems
  - Improve technology infrastructure

Comprehensive productivity program

- Focus on making Westpac easier to do business with
  - Re-engineering key processes
  - Leverage cross business unit synergies and centralise certain common functions
  - Sharing best practice across brands

The Westpac Group Investor Discussion Pack – May 2011 15 THE Westpac GROUP

Multi-brand model delivers customer choice

Strategy

Business	Brands	Segment	Geography	Position/Share
Westpac Retail and Business Banking	Westpac	Consumer & SME banking	Australia	• 18% share of mortgages[1] • 14% share of household deposits[1]
	RAMS	Specialist mortgage provider	Australia, with focus on capital cities	• Non-bank lender of the year[2] • 75 outlets, niche player with modest market share
St.George Bank	st.george	Regional operations for Consumer, SME and corporate banking	Predominantly New South Wales. Also Queensland and WA	• 8% share of mortgages[1] • 9% share of household deposits[1]
	BankSA		South Australia & Northern Territory	• Largest bank in South Australia: 16% share of mortgages[3] and 25% share of retail deposits[3]
	Bank of Melbourne		Victoria	• Launching in August 2011, 4% share in the State of Victoria
Westpac New Zealand	Westpac	Consumer and SME banking	New Zealand	• 20% share of mortgages[4] • 19% share of household deposits[4]
BT Financial Group	BT Asgard	Wealth management, superannuation, private banking & insurance	Australia	• 20% share in wealth platforms (includes Wrap)[5] • 7% share in life insurance[6]
Westpac Institutional Bank		Full suite of institutional and corporate bank offerings	Australia & New Zealand, plus major international centres	• Lead Institutional bank in Australia[7], with $61bn in lending and $51bn in deposits • Leading provider of Debt markets, transactional and FX products

1 APRA Banking Statistics (March 11). 2 Money Magazine June 2010. 3 Cannex data, 12 month moving average to February 2011. 4 RBNZ statistics (March 11). 5 Platform (including Wrap) market share, Plan for Life, December 2010. 6 Life Insurance market share of inflows, Plan for Life December 2010. 7 Peter Lee Associates Large Corporates and Institutional Relationship Banking survey - Australia 2010.

THE Westpac GROUP
The Westpac Group Investor Discussion Pack – May 2011 16

Regional banking strategy creates new growth avenues

Strategy

- In Australia, customers can be segmented into those that want to bank with a Big 4 bank and those that choose a regional/local bank
  - Around 50% of population would prefer to bank with a regional/local bank
  - Validated in Westpac customer base with only a 6% overlap between Westpac RBB and St.George customers in NSW
- Segmentation demonstrates that there is not a material difference between the customer demographics of those that prefer a regional/local bank to those that prefer a nationally operating bank
- Customer preferences are not being fully met in some States given smaller footprint of regional/local banks, particularly Victoria
  - Regional/local banks hold a share of around 20% in each State
  - In Victoria regional/local banks hold 12%


Regional bank footings by State[1]
(% of consumer footings)
Non-local regionals (includes St.George in Vic, Qld and WA)
Regionals in home state
25
20
15
10
5
0
Bendigo & Adelaide Bank
BankSA
Bankwest
Bank of QLD
Suncorp
St.George
Bendigo & Adelaide Bank
SA
WA
QLD
NSW & ACT
VIC

Significant Bank of Melbourne opportunity

- Victoria is Australia's second largest banking market, with a consistent growth profile
- Regional financial institutions only have a 12% market share in Victoria, well below average of around 20%
- Other local Victorian players perceived as rural or too small to be considered a 'strong local'
- Opportunity to build on a brand that is already well known
- Initial response to launch exceeded expectations

1 Roy Morgan research January-December 2010, respondents aged 14+, mainly excludes small business. Footings include Deposits and Transactions, Mortgages, Personal Lending and Major cards.

THE Westpac GROUP
The Westpac Group Investor Discussion Pack – May 2011 17

Banking and Wealth strongly aligned with significant upside

Strategy

Strong banking and wealth alignment

- Customer culture delivering total financial services solutions supported by
  - Unique products and technology to earn all our customers' business
  - Front line personnel have undergone extensive training on wealth products, with score cards that fully recognise wealth sales
  - Banking executives have extensive experience in running wealth divisions
- Wealth penetration[1] of customers over the last 12 months is up 8%, well ahead of peer average of only 1%
- Major drivers of wealth penetration are Super for Life and General Insurance
  - Unique Super for Life product continues to sell over 1,300 accounts a week and FUM has grown 97% CAGR over the last 2 years
  - Home & Contents cross sell[2] at record level of 76% for Westpac RBB

Change in wealth penetration for major banks[1] (%), year to December 10



8
average 1%
1
3
(1)
Westpac
Peer 1
Peer 2
Peer 3

Strong insurance cross sell rates[2] (%)



Mortgage Secure
22
23
St.George 1H11
Westpac RBB 1H11
Credit Card Protection
30
30
Personal Loan Protection
50
45
Home & Contents
53
76

BT Super for Life growth in customer numbers and FUM



('000s)
($m)
300
200
100
0
1,600
1,200
800
400
0
Westpac RBB
St.George
FUM (RHS)
Mar-09
Sep-09
Mar-10
Sep-10
Mar-11

1 Roy Morgan Research. Respondents aged 14+. Wealth penetration is defined as the number of Australians who have Managed Investments, Superannuation or Insurance with each group and who also have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group as a proportion of the total number of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group. Westpac Group includes BTFG and St.George. 2 Cross sell rates defined as the number of risk sales divided by total home loan sales.

THE Westpac GROUP
The Westpac Group Investor Discussion Pack – May 2011 18

Strategic Investment Priorities (SIPs) on track

Strategy

- Strategic Investment Priorities (SIPs) have been developed to deliver on the technology strategy and assist the Group deliver its customer focused multi-brand strategy
- Implementation of the SIPs programs commenced in 2010 with plans in place for 5 years
- The programs are running to time and within budget
- Implementation of SIPs is designed to minimise delivery risk
  - A Group Executive is accountable for each program's schedule, scope, costs and benefits
  - Each program will deliver significant capabilities to the Group and are of modular and appropriate size
  - Phasing of each project allows progressive delivery of outcomes
  - A centrally managed design, planning and governance regime reporting to the Group Executive, Technology

Financial implications of the SIPs

- $2bn, 5 year investment program (FY10 – FY14) consolidating much of The Westpac Group's project investment
- Financial management of the program is conducted centrally with project costs allocated to business units based on expected benefits
- Much of the investment spend will be capitalised with balances peaking at around $1.4bn in 2014
- Higher expenses (including amortisation) will be initially offset by merger savings and productivity gains. Over time, the programs will deliver their own benefits
- Amortisation of capital expenses adds around 2 percentage points to expense growth from 2012, 2013 and 2014
- In 1H11 SIPs spend amounted to $297m, of which $67m was expensed (total SIPs spending to date $804m)

Progress on SIPs projects

- Branch and contact centre
  - Removed need for deposit slips for cash deposits
  - Updated call centre platform in Westpac RBB, which will ultimately aggregate 46 systems into one
  - New collections case handling platform installed
- St.George and BankSA cards migrated to a new platform providing enhanced product features
- Various payments systems upgrades including common merchant acquiring platform for Westpac and St.George and enhanced high value payments platform
- Progressing data centre upgrades
- New middleware technology to simplify interface between systems
- Infrastructure to aggregate customer data from multiple systems with most of St.George data migrated to the new platform

THE Westpac GROUP
The Westpac Group Investor Discussion Pack – May 2011 19

SIPs[1] programs to be delivered by end of 2014

Strategy

Strategic theme	Programs	Description	Progress
Simplified, innovative customer touch points	New on-line platform	Integrated on-line banking platform	Design and development underway
	BankSMART	Modernised systems for tellers and call centres	Call centre platform rolled out, teller system in development
Enterprise wide shared services	Enterprise middleware services	New middleware technology to simplify system-to-system linkages	System in place
	Customer master file	New technology aggregating customer data across multiple brands	System in place, data gradually being migrated
	Customer information mgt	Integrated customer information management and approach	In planning phase
Agile and efficient product systems	Deposit growth	Products and systems to support deposit growth	Various initiatives delivered
	Collections systems	A new collections case handling platform that will ultimately consolidate customer information onto one system	Platform installed and used for unsecured
	Payments transformation	Enterprise-wide payments platform and switch	Various system upgrades and enhancements delivered
	Credit card consolidation	Single, integrated credit card processing platform	St.George and BankSA credit cards migrated to new platform
	Wealth management	One workbench for advice with market leading equities capabilities	Single equities trading centre created
	Secured lending	Enhanced mortgage origination and servicing capability	Business process and IT operating model improvements being delivered
Simplified and robust infrastructure	Data centres	Consolidation and upgrade of data centres	Underway, upgrade of one major centre commenced
	Perimeter security	New system perimeter security to enhance the protection of technology environment	Design and development complete, build underway
	Testing	Enhanced testing and release management for new software and hardware	Improved testing environments and release management implemented

1 SIPs is Strategic Investment Priorities, a suite of major investments commenced in 2010 designed to enhance the Group's front end and product systems and strengthen the technology infrastructure.

The Westpac Group Investor Discussion Pack – May 2011 20

Stronger productivity culture beginning to deliver

Strategy

- In FY10 The Westpac Group initiated a comprehensive productivity initiative to support its investment program and maintain its efficiency advantage against peers
- Program focussed on three elements to: increase efficiency; improve customer experience; and free up relationship managers' time to spend with customers
  - Re-engineering key process across multi-brands including
    - mortgage origination
    - business banking loan origination
  - Seeking cross business unit synergies, while protecting brand uniqueness
    - simplifying organisational structures
    - optimising support functions
    - centralising certain common activities
  - Sharing best practice across brands
    - credit practices
    - branch processes
    - operations processing
- A key element of the initiative is it has been designed to foster a culture of continuous productivity improvement by using internal resources and training to allow re-engineering practices

Productivity gains in 1H11

- Savings/benefits of $120m. $110m in cost savings and $10m in revenue benefits. Key deliverables included
  - Improved capacity in the network equal to around 1,600 positions
  - Following intensive reviews, reduced duplication and improved practices in: branches; contact centres; credit card processing; and certain transaction processes across brands
  - Reduced St.George business lending cycle times by 30 minutes per application, giving back 100 days each year of customer time
  - Improved mortgages application processing, reducing key steps by more than 25% and reducing rework by 50%
  - 50% uplift in referrals to lenders from call centres
  - Streamlined insurance teleclaims with process times down 80%

Productivity initiatives for 2H11

- In 2H11, productivity initiatives will include both efficiency and revenue benefits. Key areas of focus include
  - Fully delivering benefits from plans previously implemented
  - Enhancing the generation, capture, and delivery of leads, including call centres
  - Enhancing account opening processes, particularly on-line
  - Increased use of electronic documents in branches
  - Improve business lending process cycle times by simplifying Australian Banking Risk credit policy

The Westpac Group Investor Discussion Pack – May 2011 21

A sustainable long term approach

Strategy

Objective: to be a global leader in sustainability

Sustainability elements

- **Financial stability**: Maintain an appropriately strong balance sheet (capital, provisioning and funding) and deliver quality and sustainable financial outcomes
- **Deep customer relationships**: Placing customers at the centre; relationships that stand the test of time; supportive; proactive; responsive; and trusting
- **Supporting employees**: Providing the right environment for people to grow and develop, achieve rewarding outcomes and be able to 'make a difference'
- **Strong community connections**: Creating enduring relationships and making a real contribution

Recognition highlights

Dow Jones Sustainability Indexes — A sustainability leader in global banking sector for 10 consecutive years

- Winner 2010 Money Magazine Climate Change Leadership Award
- Only Australian Bank in Global 100 Most Sustainable Corporations at 2011 World Economic Forum. Also included in 2006-2008 and 2010
- Named one of the World's Most Ethical Companies from 2008-2011 by the Ethisphere Institute

1H11 sustainability performance – key examples

Business

- Progressed development of further Environmental, Social and Governance (ESG) statements in high risk sectors building on those released for energy and defence in FY10
- Review underway of Principles for Responsible Lending
- ESG considerations being integrated into mainstream investment management in accordance with BTFG's commitments under the UN Principles of Responsible Investment

Customers

- Net Promoter Score (NPS): St.George and Westpac Australia ranked 1 & 2 for business NPS. Retail NPS score in New Zealand is currently -17 whilst business NPS has been steadily improving and is currently -27
- Share of wallet: Westpac RBB customers with 4+ products up 80bps to 28.3%; St.George up 110bps to 25.3%

Employees

- Percentage of women in management roles increased to 36.5% from 35% at full year 2010
- Increased focus on workplace flexibility and implementation of a Group wide diversity program
- Maintain a high employee engagement score

Community

- Scope 1 & 2 emissions of 94,327 tonnes, a reduction consistent with the previous period
- Organisational mentoring has been formally included in development curriculum and involves over 200 employees and 40 not for profits and social enterprises
- 24,549 participants completed Managing Your Money program in New Zealand since 2009

The Westpac Group Investor Discussion Pack – May 2011

22

Our strategic agenda has achieved real gains

Strategy

2008 Transform

- Strategy focused on significantly enhancing the customer experience
- Ensured the Group was strongly positioned through the GFC
- St.George merger providing multi-brand capability
- Restructure IT model and improve IT stability

2009 Strengthen & integrate

- Stronger balance sheet: more capital; deposits; liquidity; and strong provisioning
- Supported customers through the GFC
- Commenced Westpac Local rollout, transforming Westpac RBB
- Delivered major integration milestones with St.George Bank merger
- Completed IT strategy and blueprint

2010 Structural adjustments

- Further strengthened funding with increased tenor and more liquidity
- Reduced reliance on brokers and exposure to commercial property
- Absorbed significant fee reductions and lower markets income
- Commenced SIPs program and comprehensive productivity initiatives

2011 Execution & delivery

- Continue to build momentum, leveraging off strong balance sheet and current and prior investment
- Drive growth through multi-brand, including the Bank of Melbourne launch and opening of new Victorian branches
- Further deepen customer relationships, particularly through Wealth flows, deposits and transactional banking
- Proactively respond to regulatory and compliance agenda
- Continue to execute on SIPs program and deliver on productivity initiatives

The Westpac Group Investor Discussion Pack – May 2011

23

Features of the Result

May 2011

Sound growth in cash earnings in 1H11

Cash earnings



Cash earnings movement half on half ($m)
2,949
(135)
(101)
(96)
302
11
2,930
104
60
33
114
(73)
3,168
Down 1%
Up 8%
1H10
Net interest income
Non-interest income
Expenses
Impairm't charges
Tax & NCI
2H10
Net interest income
Non-interest income
Expenses
Impairm't charges
Tax & NCI
1H11

1H10 – 2H10 key features

- Revenue lower, from lower margins and softer Markets and Treasury income
- Expense up 3%, higher salary costs partly offset by merger synergies and productivity
- Impairment charges significantly lower with asset quality improving

2H10 – 1H11 key features

- Improved margins and higher fee growth supporting revenue
- Expenses down 1%, productivity improvements more than offsetting salary increases
- Impairment charges fell across all divisions, particularly in WIB

The Westpac Group Investor Discussion Pack – May 2011 25

All divisions recorded cash earnings growth over 2H10

Cash earnings


Cash earnings movement half on half by business unit ($m)
2,949
10
(100)
97
(7)
58
(77)
2,930
53
60
13
15
1
96
3,168
Down 1%
Up 8%
1H10
WRBB
WIB
SGB
BTFG
NZ
Other1
2H10
WRBB
WIB
SGB
BTFG
NZ
Other1
1H11

1H10 – 2H10 key features

- WIB impacted by lower markets income post strong 1H10
- Banking franchises (particularly St.George and NZ) benefited from decline in impairment charges

2H10 – 1H11 key features

- All divisions contributing
- WIB benefited from a fall in impairment charges due to improving asset quality
- Banking franchises exhibited revenue growth, sound expense control and declining impairment charges

1 Other includes PB and GBU.

The Westpac Group Investor Discussion Pack – May 2011 26

Sound operating income

Operating income

- Net interest income up 2% on 2H10 (down 1% on 1H10)
  - Modest loan growth and higher margins
- Non-interest income up 2% on 2H10 (down 2% on 1H10)
  - Higher fees and commissions in line with balance sheet growth, post rebasing in FY10
  - Slightly higher wealth income, impacted by higher insurance claims
  - Lower Markets income primarily due to lower Debt Markets and Equities earnings
  - Higher Other income partially due to higher asset sales


Business unit contribution to operating income ($m)
8,337
66
(1)
31
21
(13)
(1)
61
8,501
Operating income up 2%
2H10
WRBB
WIB
SGB
BTFG
NZ
PB
GBU
1H11


Operating income 2H10 – 1H11 ($m)
8,337
30
133
(27)
(32)
52
18
(33)
23
8,501
Net interest up 2%
Non-interest up 2%
2H10
AIEA1
Margins (assets, customer deposits, wholesale funding)
Margins (Treasury & Markets)
Margins (other)
Fees & Commissions
Wealth
Markets
Other
1H11

1 AIEA is Average Interest Earning Assets.

The Westpac Group Investor Discussion Pack – May 2011 27

Net interest income

Modest asset growth

- Average interest earning assets up 1% on 2H10 (up 2% on 1H10)
- Australian lending up 2% on 2H10 (up 3% on 1H10)
  - Mortgages up 3% with growth driven by proprietary channels
  - Personal (incl. credit cards) up 2%
  - Business lending flat with reduced exposure to commercial property. Westpac RBB sound growth
- New Zealand total lending flat on 2H10 (up 1% on 1H10)
  - Mortgages up 1%
  - Personal (incl. credit cards) flat
  - Business down 1%



Australian mortgage flow 2H10 – 1H11 ($bn)
288
6.3
0.6
1.1
(0.6)
295
Up 3%
Mortgages 2H10
WRBB proprietary
WRBB broker
St.George proprietary
St.George broker
Mortgages 1H11



Australian business[1] lending flow 2H10 – 1H11 ($bn)
127
(1.8)
0.5
0.4
1.3
(0.3)
127
Flat
Business 2H10
Commercial Property (CP)
WIB ex CP
St.George ex CP
WRBB ex CP
Other
Business 1H11

1 Business lending movements do not take into account business that was transferred from WIB to Westpac RBB during the period.

The Westpac Group Investor Discussion Pack – May 2011 28

Net interest income

Improved quality of deposit base

- 1H11 lending fully supported by customer deposit growth
- Improved quality of deposit base with $16bn in new customer deposits offset by
  - Repositioned interest rates for at call, on-line accounts to reward loyalty at more appropriate spreads
    - Increased base rate
    - Reduced introductory specials
  - Exit of non-relationship balances (mostly customers with only one product) during rollover of December 2009, 12 month Term deposit (TD)



Australian customer deposit movements ($bn)
245
(4)
(2)
16
255
Sept 10
At call, on-line repositioning
TD Run-off
Growth
Mar-11



Deposit yield curves (On-line and Term deposits specials[1])
September 2010
March 2011
6.5
6.0
5.5
5.0
4.5
4.0
On-line base rate
Bonus on-line interest rate
On-line
3 mths
6-7 mths
12 mths
On-line
3 mths
6-7 mths
12 mths

1 On-line is the rates for Westpac's eSaver product. The eSaver has a base interest rate as well as a bonus rate of interest, usually for the first 4 months after account opening. Rates for 3 mths to 12mths are the term deposit specials available for these specific terms.

The Westpac Group Investor Discussion Pack – May 2011 29

Margins improved in 1H11

Net interest income

- Net interest margin up 4bps to 2.21% on 2H10 (down 5bps on 1H10)
- Margin excluding Treasury and Markets up 5bps to 2.08% on 2H10 (down 1bp on 1H10)
- Net interest margin moves compared to 2H10
  - 1bp decline from mix effect of growth in lower spread term deposits, partly offset by repricing of term and on-line account special offers through the half
  - 2bps decline from wholesale funding costs, as pre-GFC funding replaced by more expensive funding
  - 1bp decline from lower Treasury/Markets income
  - 9bps increase from repricing of facilities, predominantly mortgages



Net interest margin (NIM) (%)
NIM
NIM excl. Treasury and Markets
2.6
2.4
2.2
2
1.8
1H07[1]
2H07[1]
1H08
2H08
1H09
2H09
1H10
2H10
1H11



Net interest margin movement (%)
2.26
0.17
2.09
(10bps)
(4bps)
8bps
0bp
(3bps)
2.17
0.14
2.03
(1bp)
(2bps)
9bps
(1bp)
(1bp)
2.21
0.13
2.08
Net interest margin down 9bps
Margins excluding Treasury & Markets down 6bps
Net interest margin up 4bps
Margins excluding Treasury & Markets up 5bps
1H10
Deposits
Wholesale funding
Loans & other assets
Capital & Other
Treasury & Markets
2H10
Deposits
Wholesale funding
Loans & other assets
Capital & Other
Treasury & Markets
1H11

1 Prior to St.George merger.

The Westpac Group Investor Discussion Pack – May 2011 30

Non-interest income growing from a better quality base

Non-interest income

- Non-interest income up 2% on 2H10 (down 2% on 1H10), better quality composition
  - Significant rebasing completed, with Markets/Treasury income lower and reductions in certain bank fees
- Fees & commissions up 4% on 2H10 from higher business line fees
- Wealth and insurance up 2% on 2H10
  - Funds management revenue up 8% from higher average FUM and FUA
- Trading income down 10% on 2H10 (down 34% on 1H10) post exceptionally high 1H10 volatility
  - In 1H11 Trading represented 12% of non-interest income, down from 18% in 1H10 and peak of 28% in 1H09
- Other income up 20% on 2H10
  - Gain on sale of VISA shares in 1H11



Fees and Commissions ($m)
1,238
1,231
1,283
1H10
2H10
1H11
Wealth and Insurance ($m)
767
793
811
1H10
2H10
1H11
Trading income ($m)
460
337
304
1H10
2H10
1H11

The Westpac Group Investor Discussion Pack – May 2011 31

WIB Markets and Treasury income stabilising

Markets & Treasury

- WIB Markets income predominately sourced through providing risk management and markets based products to customers
- WIB Markets income of $334m down 6% (down 27% on 1H10)
- Since 1H10, Markets income has moderated as market conditions move to a relatively more stable environment
- 2H10 saw a rebasing of Markets income and has moved towards more sustainable levels in 1H11
  - Debt Markets and Equities[1] 15% lower on 2H10 due to
    - Movement in credit spreads less pronounced than in 2010, reducing income contribution
    - Increased competition as offshore institutions continue to return to the Australian market and offer tighter pricing
  - FX&CCE income flat on 2H10
    - Increased competition continues to tighten spreads
- Treasury income down 7% (down 29% on 1H10) reflecting a more stable environment in core markets, specifically domestic interest rate markets, credit markets (relating to liquidity portfolio) and basis markets
- Risk appetite relatively stable

Markets income by division ($m)	2H09	1H10	2H10	1H11
Debt Markets and Equities[1]	208	256	149	127
Foreign Exchange and Commodities, Carbon and Energy (FX&CCE)	159	203	207	207
Total	**367**	**459**	**356**	**334**
Markets income ($m)	**2H09**	**1H10**	**2H10**	**1H11**
Customer activity	224	238	272	252
Market trading activity	143	221	84	82
Total	**367**	**459**	**356**	**334**
Customer activity (%)	61	52	76	75
Average VaR[2]	10.6	8.8	5.2	7.3

Treasury income ($m)	2H09	1H10	2H10	1H11
Net interest income	578	419	325	301
Non-interest income	3	10	2	3
Total income	**581**	**429**	**327**	**304**
Average VaR[2]	36.0	29.5	25.4	28.0

1 Represents net interest income and non-interest income from sales and trading operations in Debt Markets and Equity Derivatives component of Equities business.
2 VaR at 99% confidence level, 1 day hold period.

The Westpac Group Investor Discussion Pack – May 2011 32

Expenses well managed with productivity culture

Expenses

- Expenses down 1% on 2H10 (up 2% on 1H10)
- Sector leading expense to income ratio of 41.2%. Banking cost to income ratio at 40.2%
- Expense savings on 2H10 were driven by productivity initiatives more than offsetting higher employee expenses

Expense to income[1] (%)


47.7
47.2
45.0
43.9
40.1
41.2
41.2
2005
2006
2007
2008
2009
2010
1H11

Components of expenses 1H10 – 1H11 ($m)


3,438
(42)
(23)
30
72
0
59
3,534
0
1
(3)
3
(110)
76
3,501
Up 3%
Down 1%
1H10
Merger synergies
SIPs
Distribution
Other projects incl. compliance
Productivity
Other
2H10
Merger synergies
SIPs
Distribution
Other projects incl. compliance
Productivity
Other
1H11

1 Expense to Income post 2008 includes St.George

The Westpac Group Investor Discussion Pack – May 2011 33

Investment spend Expenses . Capitalised software balances were $1,038m, up $206m on 2H10, comprising - Additional capitalised expenditure of $330m, Capitalised software and deferred expenses ($m) 1H10 2H10 1H11 Capitalised software majority related to project spend on Strategic Investment Priorities (SIPs) and compliance spending - $124m of amortisation, write-offs, and other Opening balance 629 634 832 Additions Amortisation, write-offs and other 143 (138) 365 (167) 330 (124) Closing balance 634 832 1 038 . Investment spending of $618m in 1H11 - SIPs spending of $297m - Other spending $321m (including Bank of Melbourne investment spend $30m) Other deferred expenses Deferred acquisition costs 180 177 149 Other deferred expenses 20 12 9 337 SIPS Other (incl. Compliance) Investment spend excluding St.George merger ($m) Investment spend expensed ($m) 1H10 2H10 1H11 SIPs 100 77 67 Other 91 193 193 182 325 297 206 321) Total 191 270 260 Investment spend capitalised ($m) 1H10 2H10 1H11 SIPs 82 248 230 1H10 2H10 1H11 Other 115 144 128 Total 197 392 358 34 The Westpac Group Investor Discussion Pack – May 2011 . Impairment charges Impairment charges continue to decline 73 73 70 80 Impairment charge to average gross loans1 (bps) . Impairment charges continue to decline, $463m at 1H11 (19bps of gross loans) – Down $114m on 2H10 Down $416m on 1H10 17 32 33 31 23 19 17 19 31 37 24 19 20 30 40 50 60 – . Movement 1H10 to 1H11 driven by lower Collectively Assessed Provision (CAP) charges, reflecting improvements in asset quality and a reduction in economic overlay of $106m – Reduction in economic overlay reflects improvements in the Australian operating environment partly offset by 0 10 2000 2001 2002 2003 2004 2005 2006 2007 2008 1H09 2H09 1H10 2H10 1H11 Includes St.George environment, additions for the impact of floods and cyclones in Australia ($36m) and the second earthquake in Christchurch ($32m) and provisioning factor changes – Repayments and upgrades, particularly in WIB 1,600 1,800 New IAPs (net of writebacks and recoveries) New CAPs Impairment charges2 ($m) Key coverage ratios 1H10 2H10 1H11 Collective provision to credit RWA 150bps 146bps 138bps 400 600 800 1,000 1,200 1,400 Collective provision to performing non-housing loans 201bps 196bps 182bps Impairment provisions to impaired assets 43.1% 40.7% 42.2% 1 2000-2005 reported under AGAAP; 2006 onwards reported on A-IFRS basis. 2 New CAPs include addition to economic overlay of $112m in 1H09; benefit from unwind of -200 0 200 1H09 2H09 1H10 2H10 1H11 Total provisions to total RWA 182bps 181bps 179bps Total provisions to gross loans 110bps 105bps 102bps 35 y economic overlay $49m in 2H10 and benefit from unwind of economic overlay of $106m in 1H11. The Westpac Group Investor Discussion Pack – May 2011

Business Unit Peformance

May 2011

Solid cash earnings with Westpac Local strategy delivering gains

Westpac RBB

Key features of 1H11 result compared to 2H10

- Solid cash earnings growth supported by tight expense control and productivity improvements
- Westpac Local delivering improved outcomes including increases in customer numbers, customers with 4+ products, Net Promoter Score, and customer retention
- Growing above system in mortgages with a service led strategy and focus on proprietary channel growth
- Sound deposit growth with strong retention of December 2009 12 month Term deposit offer at improved spreads
- Wealth cross sell delivering solid gains, particularly with BT Super for Life, Life Insurance and H&C Insurance

Westpac RBB cash earnings ($m)



873
(12)
12
(3)
15
(2)
883
36
30
(2)
12
(23)
936
Up 1%
Up 6%
1H10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H11

	(Movement 2H10 – 1H11)	
Cash earnings	↑6%	• Cash earnings up 6% to $936m (up 7% on 1H10) • Core earnings up 4% to $1,613m (up 4% on 1H10)
Net interest income	↑ 1%	• Mortgages up 4% (1.1x bank system[1]), focus on proprietary channel growth (69% of flows in 1H11) • Business lending up 5%. Adjusting for transfer of business from WIB up 1% • Deposits up 5% (0.1x bank system[1])
Margins	↓3bps	• Higher mortgage rate and deposit repricing initiatives only partly reflected in half • Mix impact of relatively higher growth in lower spread products across portfolio • Rising average funding costs
Non-interest income	↑ 6%	• Uplift in line fees
Expenses	Flat	• Restructuring, productivity initiatives, and reduced FTE • Expanded footprint, with 1 additional branch and 25 ATMs; up-skilled staff to personal bankers; and SIPs investment • Salary increase of 4.3% annualised
Impairments	↓4%	• Impairment charges down $12m (4%) to $275m (down 9% on 1H10) • Consumer impairment charges up $8m, mostly mortgages • Business impairment charges down $20m, as rate of new stress slowing

1 APRA Monthly Banking Statistics, 6 months to March 11.

The Westpac Group Investor Discussion Pack – May 2011 37

Westpac RBB

Westpac Local strategy well into 2nd year

Westpac Local strategy aims to earn all our customers' business in target segments (affluent, commercial and SME)

- Westpac Local aims to improve the capability and responsiveness of the front line, with our people building deeper relationships and getting closer to customers and communities (i.e. becoming more local)
- Strategy aims to increase customer advocacy across affluent, commercial and SME segments. These segments generate
  - 70% of returns
  - 90% of deposit growth
  - 2.5x more revenue growth per customer when they are promoters versus detractors
- With deeper relationships we aim to earn all our customers' business in targeted segments
- Measures of success include an improvement in
  - Net Promoter Score
  - Customers with 4+ Products
  - Customer retention
  - Employee productivity
  - Employee engagement

Westpac Local journey over last 18 months

- Higher frontline capability and skills, appointing
  - 56 Regional General Managers
  - 666 Bank Managers
  - 430 Local Business Bankers
  - Ongoing rollout of more experienced personal bankers, aiming to relationship manage 40% of mass affluent sector (up from 15% previously)
- Improved distribution
  - 31 new branches and 172 new ATMs
  - 195 refurbishments (around one third of branches)
  - New branch format and ATM branding
- Making it easier for customers to do business with us
  - Modernisation of front-end technology, including IPTel phones rolled out and PCs refreshed
  - Using 'Lean' re-engineering methodologies with branches having raised 2,905 new process improvement ideas in the past year of which 337 have been implemented
  - On-line account opening for customers implemented

The Westpac Group Investor Discussion Pack – May 2011 38

Westpac RBB

Improving Net Promoter score

Consumer and Business NPS improving across key segments

- Consumer NPS[1] seeing solid improvement in targeted affluent segments, up 20bps (on March 10) and 170bps ahead of Big 4 average[2]
- Business NPS[3] seeing significant improvement across the board
  - 1st of majors at -14.5 (up 790bps on March 10) and increased lead on average of Big 4 banks to 700bps
  - 1st of majors across key segments of Commercial, Agri and SME
- Internal measures of Consumer and Business NPS where we have a customer touch point has significantly improved across the board (up 10-21 percentage points) since March 10

Consumer Affluent NPS[1] – 6 month moving average


(%)
-10
-15
-20
-25
-30
Westpac RBB
-21.7
-23.4
Big 4 Average²
Mar-10
Sep-10
Mar-11

SME Business NPS[3] – 6 month moving average (%)


-10
-15
-20
-25
-30
-35
Westpac RBB
-16.5
Big 4 Average²
-23.0
Mar-10
Sep-10
Mar-11

Business NPS[3] – 6 month moving average (%)


-10
-15
-20
-25
-30
Westpac RBB
-14.5
Big 4 Average²
-21.5
Mar-10
Sep-10
Mar-11

1 Source for Consumer NPS: Roy Morgan Research, March 2011 – 6MMA. Australian Consumer NPS = NPS of main financial institution, Aged 14+. Data till March 2011. 2 Big 4 Average: Weighted average of ANZ, CBA, NAB and WBC. NPS℠ and Net Promoter Score℠ is a service mark of Bain & Company, Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld. 3 Source for Business NPS: DBM Business Services Finance Monitor, March 2011 – 6MMA. Australian Business NPS = NPS of main financial institution, All businesses.

The Westpac Group Investor Discussion Pack – May 2011 39

Deepening customer relationships, particularly wealth

Westpac RBB

Westpac RBB increasing wealth sales

- The investment in the up-skilling of the front line is helping drive deeper relationships with customers
- Customers with 4+ products[1] at 28.3% (up 160bps on 1H10)
- BT Super for Life customer numbers through the branch network up 29% on 1H10, helping BT Super for Life total FUM reach close to $1.3bn since it launched in 2007
- Wealth interviews up 73% on 1H10
- Home & Contents cross sell rates[2] up 6 percentage points over 1H10 to 76%

Westpac RBB customers with 4+ products[1]


('000)
(%)
Customers with 4+ products (LHS)
% of customers with 4+ products (RHS)
1,700
1,600
1,500
1,400
1,300
1,200
29
28
27
26
25
24
23
Mar-10
Sep-10
Mar-11

Wealth Interviews through Westpac RBB ('000)


25
20
15
10
5
0
Up 73%
Mar-10
Sep-10
Mar-11

BT Super for Life customers through Westpac RBB ('000)


220
200
180
160
140
120
Up 29%
Mar-10
Sep-10
Mar-11

1 Customer numbers restated from past periods to include those with zero accounts balances that were previously excluded. 2 Cross sell rates are defined as the number of risk sales divided by the total home loan sales.

The Westpac Group Investor Discussion Pack – May 2011 40

Productivity metrics show marked improvement

Westpac RBB

Strong productivity initiatives and solid results

- Leaner and more efficient operating model
  - Assessed management structures to ensure right balance of management and support
  - Ensured front line contact with customers improved
  - FTE down 722 on 1H10
- Introducing permanent lean processes to enhance process efficiency over time
- Results delivered versus 1H10
  - Revenue per average FTE up 6%
  - Teller referrals up 59%
  - Personal banker assessment of customer financial needs per FTE up 31%
  - Business banker assessment of customer financial needs per FTE up 37%
  - Customer complaints down 43%, with 88% of complaints solved at first point of contact

Revenue per FTE


Up 6%
1H10
2H10
1H11

Personal Banker assessment of customer financial needs per FTE


Up 31%
1H10
2H10
1H11

The Westpac Group Investor Discussion Pack – May 2011 41

Sound balance sheet growth

Westpac RBB

- Mortgages up 4% (1.1x banking system[1] for 1H11) focused on service led strategy and proprietary channels
  - Proprietary grew above system with broker sales only 31% of 1H11 flows
  - Retention of mortgage customers 99%
  - RAMS represented 14% of mortgage growth in 1H11
- Other personal lending (including credit cards) down 2%
- Business lending up 5%, or 1% post transfer of WIB business
- Deposits up 5% with strong retention of December 2009 12 month Term deposit rollover at improved spreads

Westpac RBB balance sheet

($bn)	1H10	2H10	1H11	Chg on 2H10 (%)
NET LOANS	228.9	239.1	247.8	▲ 4
Mortgages	179.2	187.6	194.6	▲ 4
Business	40.1	42.2	44.1	▲ 5
Other	9.6	9.3	9.1	▼ 2
TOTAL DEPOSITS	109.0	114.5	119.7	▲ 5
Term deposits	43.3	42.6	48.0	▲ 13
Other	65.7	71.9	71.7	-

Lending as at 31 March 2011 (%)


Mortgages
Business lending
Other
79
18
3
30
19
13
7
9
9
7
6
Property
Agriculture
Business Services
Manufacturing
Retail
Wholesale
Transport
Other

Mortgage growth by channel (per 6 month % change)


Proprietary
Broker
Banking System
7
11
5
3
5
1
1H10
2H10
1H11

1 APRA Monthly Banking Statistics, 6 months to March 11.

The Westpac Group Investor Discussion Pack – May 2011
42
THE Westpac GROUP

Maintaining strong risk profile; SME stress stabilising

Westpac RBB

Westpac RBB strong risk profile[1]

- Stressed exposures at 164bps, up 12bps on 2H10 (up 26bps on 1H10) over 2H10
  - Impaired up 2bps at 25bps evenly spread across consumer and business
  - 90 days past due and well secured up 8bps to 54bps
  - Watchlist and substandard up 1bp to 84bps
- Mortgage 90+ day delinquencies at 60bps, up 14bps on 2H10
- Credit Cards 90+ day delinquencies at 107bps, down 4bps on 2H10
- Impairment charges down 4% on 2H10 to $275m

Impairment charges movement ($m)


302
19
(2)
(5)
36
(63)
287
(1)
(6)
(4)
(28)
27
275
1H10
New IAPs
Writebacks
Recoveries
Write-offs
Changes in CAPs
2H10
New IAPs
Writebacks
Recoveries
Write-offs
Changes in CAPs
1H11

90+ days delinquencies


2.0%
1.5%
1.0%
0.5%
0.0%
Credit cards
Mortgages
Sep 08
Dec 08
Mar 09
Jun 09
Sep 09
Dec 09
Mar 10
Jun 10
Sep 10
Dec 10
Mar 11

Stressed exposures as a % of total committed exposures (%)


6
4
2
0
Watchlist & substandard
90+ days past due well secured
Impaired
1H09
2H09
1H10
2H10
1H11

1 Refer slide 111 for asset quality definitions.

The Westpac Group Investor Discussion Pack – May 2011
43
THE Westpac GROUP

Solid performance assisted by impairment write-backs

WIB

Key features of 1H11 result compared to 2H10
▪ Leading position in Debt Markets and Transactional Services driving solid returns
▪ Restructured/exited underperforming businesses leading to improved quality of earnings and reduced risk
▪ High quality result with lower markets income and no material gains on asset sales
▪ Benefit of repricing for risk offset lower lending volumes
▪ Strong asset quality with upgrades and write-backs leading to lower impairments

WIB cash earnings ($m)



807
(56)
(103)
0
23
36
707
28
(29)
9
71
(19)
767
Down 12%
Up 8%
1H10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H11

	(Movement 2H10 – 1H11)	
Cash earnings	↑8%	▪ Cash earnings, up 8% to $767m (down 5% on 1H10) ▪ Core earnings up 1% to $1,057m (down 13% on 1H10)
Net interest income	↑ 3%	▪ Lower loan balances offset by improved margins
Margins	↑ 22bps	▪ Repricing of facilities ▪ Establishment fees recognised early as facilities repaid/renegotiated
Non-interest income	↓4%	▪ More stable markets and lower contribution from structured equities products ▪ 2H10 benefited from non-core asset sales
Expenses	↓2%	▪ Strong expense management ▪ Favourable FX translation of offshore expenses ▪ Offset by annual salary rises
Impairments	↓142%	▪ Impairment benefit of $21m (down 129% on 1H10) ▪ Upgrades and repayments enabled a reduction in provisions required ▪ Higher write-backs

The Westpac Group Investor Discussion Pack – May 2011 44

THE Westpac GROUP

Leveraging WIB's competitive advantages to extend its No. 1 Australasian Wholesale bank position

WIB

Deliver superior returns by providing market-leading solutions, service and insight to earn all our customers' business	
Deepen customer relationships	▪ Relationship management model – Relationship managers supported by sector and product specialists – Dedicated team of over 100 relationship managers in addition to over 100 analysts across the institutional and corporate businesses ▪ Delivering institutional insight from sector specialists ▪ Superior technology and servicing capability ▪ Focus on new customer origination in target segments
Clear geographic and industry focus	▪ Strong focus on Australia and New Zealand (79% of TCE) ▪ Strengthening global presence to support customers, particularly through organic expansion and partnerships in Asia ▪ Offshore operations in New York, London, Singapore, Hong Kong, Shanghai, Beijing, Mumbai, Jakarta, Auckland and Wellington ▪ Sector wide coverage with additional resources and effort devoted to infrastructure, health, agriculture, energy and resources sectors
Maintain product leadership and develop new capabilities	▪ Continued investment and innovation to maintain product and execution leadership ▪ Selectively build capability in new markets, such as carbon ▪ Entrench transactional leadership through further investment ▪ Build specialist product expertise in structured equities, resources and deposits

The Westpac Group Investor Discussion Pack – May 2011 45

THE Westpac GROUP

WIB maintaining service, solutions and product leadership WIB 80% of WIB income is sourced from Debt Markets, Global Transactional Services and Foreign Exchange & Commodities, Carbon and Energy Global Transactional Services No.1 Lead Domestic Transactional Bank Peter Lee Associates Large Corporate & Institutional (FX&CCE) Leadership position in these markets is supported through the No.1 positions we continue to hold Transactional Banking surveys, Australia 2004-10 . No.1, Relationship Strength1,2,3 Peter Lee Associates Large Corporate & Institutional Transactional Banking surveys, Australia & NZ 2008-10 . No.1 for Overall Satisfaction2,3 Peter Lee Associates Large Corporate & Institutional Transactional Banking surveys, Australia 2008-10 & NZ 2006-09 FX&CCE . No. 1 Corporate FX market share Peter Lee Australian Foreign Exchange survey, Australia 2010 Debt Markets No. 1 Lead Debt Security Provider Peter Lee Australian Debt Securities Origination survey, Australia 2010 No.1 Relationship Strength2 Peter Lee Associates Foreign Exchange survey, Australia 2009-10 No.1 Sales Strength2 Peter Lee Associates Foreign Exchange survey, Australia 2009-10 Best FX bank - New Zealand . No.1 Australian Bookrunner Dealogic Australasian Debt Capital Markets (1st quarter 2011) No.1 All Australian Securitization (ex-CDOs) Thomson Reuters Debt Capital Markets review (1st quarter 2011) 1 Peter Lee Associates Large Corporate and Institutional Relationship Banking Survey Australia, 2009-10 (=No.1 in 2010). 2 In Australia ranked against the Top 4 Global Finance World’s Best FX Banks, 2010 . FX and Derivatives House of the Year KangaNews Awards 2010 . No.1 Australian Debt Bloomberg Debt Underwriting League Tables (1st quarter 2011) 2009 ( competitors. 3 In NZ ranked against the Top 3 competitors. The Westpac Group Investor Discussion Pack – May 2011 46 High quality and sustainable earnings across business segments WIB Debt Markets income up 6% – Lower Debt Markets trading income offset by increased establishment fees Income contribution by business segment ($m) Debt Markets 6% – Premium Business Group restructured with most of the business moved into Debt Markets (some moved to Westpac RBB) Global Transactional Services income up 6% from Equities FX&CCE Global Transactional Services 2H10 flat 1 6% (19)% increased volumes and margins . FX&CCE income stable despite lower volatility and increased competition impacting margins and volumes 19% 200 400 600 800 Hastings 1H11 (27)% . Equities income down with improved broking volumes offset by lower customer flows in structured products Hastings income down 27% due to gains from noncore asset sales in 2H10 17 Debt Markets Income by business segment (%) core 50 13 5 Global Transactional Services FX&CCE Equities Hastings 1 Global Transactional Services was formally known as Transactional & Client Services. 3 12 Other 47 The Westpac Group Investor Discussion Pack – May 2011

Improved margins; stabilised loan balances

WIB

- Lending down 1% to $61bn
  - De-gearing in the corporate segment appears to have eased, with early signs of activity since December 2010
  - Customers remain cautious given recent natural disasters and instability of Middle East/North Africa
  - Customer migration to Westpac RBB as part of Premium Business Group restructure in 1H11
- Deposits increased by 7% to $51bn, due to increase in transactional deposits


WIB net loans, deposits and margins
(bps)
200
180
160
140
120
70
48
62
48
61
51
1H10
2H10
1H11
Net loans ($bn)
Deposits ($bn)
Margins (RHS)


Lending by industry as at 31 March 2011 (%)
43
11
8
12
9
5
6
2
4
Finance & insurance
Property
Other
Govt admin & defence
Manufacturing
Trades
Utilities
Mining
Transport & storage

The Westpac Group Investor Discussion Pack – May 2011 48

THE Westpac GROUP

Strong Institutional asset quality

WIB

Strong asset quality and risk profile[1]

- Higher IAPs from companies already identified as stressed and downgraded to impaired
- Offset by write-backs from long standing exposures
- $99m reduction in CAPs due to
  - More company upgrades and returning to health due to improving economic fundamentals and strong credit performance
  - Flow out of CAPs into IAPs
- Stressed exposures moderated to 3.6% of the WIB portfolio[2] at 1H11 with both stressed assets and the total book reducing since 1H10
  - Stressed exposures down from peak of 4.6%
  - Stress property exposures reduced by 29% from 1H10
  - Primary focus remains on resolving existing larger stressed assets
- Impaired exposures gradually reducing to 86bps


Movement in impairment charges ($m)
73
62
(61)
0
4
(99)
(21)
1H10
New IAPs
Writebacks
Recoveries
Write-offs
Changes in CAPs
1H11


Stressed exposures² as a % of total committed exposures (%)
6
4
2
0
Watchlist & substandard
90 days past due well secured
Impaired
1H09
2H09
1H10
2H10
1H11

1 Refer to slide 111 for asset quality definitions. 2 Includes Premium Business Group. Comparatives have not been restated and do not include St.George.

The Westpac Group Investor Discussion Pack – May 2011 49

THE Westpac GROUP

Cash earnings up slightly with initiatives to restore momentum gaining early traction

st.george

St.George Bank

Key features of 1H11 result compared to 2H10

- Revenue marginally higher, improved margins, expenses well contained and a small fall in impairment charges
- Franchise strength measures strong, increasing NPS lead on peers
- Expanded footprint, improved sales process and increased products per customer
- Commercial property exposure reduced to 39% of business lending portfolio and now positioned for growth
- Increased focus on mortgage proprietary channel with less reliance on brokers
- St.George repositioned franchise and announced Bank of Melbourne launch scheduled for August 2011

St.George cash earnings ($m)



472
14
(2)
(38)
151
(28)
569
52
(21)
(9)
4
(13)
582
Up 21%
Up 2%
1H10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H11

	(Movement 2H10 – 1H11)	
Cash earnings	↑ 2%	• Cash earnings up 2% to $582m (up 23% on 1H10) • Core earnings up 2% to $1,008m (flat on 1H10) • BankSA Cash earnings up 1% to $106m (flat on 1H10)
Net interest income	↑ 4%	• Mortgages up 1% with proprietary lending up and broker introduced lending declining • Personal lending (including cards) up 4% • Business lending down 3% from lower commercial property exposure • Deposits up 1%
Margins	↑ 14bps	• Mortgage repricing and fewer broker originated loans combined with business repricing • Reclassification of lending fees to interest income accounted for 1bp • Higher retail and wholesale funding costs
Non-interest income	↓ 7%	• Reclassification of $6m of lending fees to interest income • Lower consumer transaction fees
Expenses	↑ 1%	• New commitment to local regional brand in Victoria, with launch of Bank of Melbourne • FTE decreases given restructuring and productivity initiatives
Impairments	↓ 2%	• Impairment charges down $4m (2%) to $176m (down 47% on 1H10) • Consumer impairment charges up $27m, mostly rising delinquencies • Business impairment charges down $31m as commercial property stabilised

THE Westpac GROUP

The Westpac Group Investor Discussion Pack – May 2011 50

Sector leading NPS and rising products per customer

St.George Bank

St.George delivering improved customer metrics

- NPS[1] remains sector leading
  - Business NPS at 5.3 is up 17.5 percentage points since March 10 versus Big 4 banks up 0.7 percentage points
  - Consumer NPS at -4.1 is up 0.3 percentage points since March 10 and ahead of peers by 12.8 percentage points
- Customers with 4+ products at 25.3% (up 2.2 percentage points since March 10)
  - BT Super for Life sales through St.George branches of 30,000 since launch, averaging 430 per week in 1H11
  - Home & Contents insurance cross sell[2] up 36% to 53%

St.George customers with 4+ products



('000)
(%)
Customers with 4+ products (LHS)
% of customers with 4+ products (RHS)
700
650
600
550
500
26
25
24
23
22
21
Mar-10
Sep-10
Mar-11

Home & Contents insurance cross sell rates[2] (%)



60
40
20
0
Up 36%
39
47
53
Mar-10
Sep-10
Mar-11

Business NPS[1] – 6 month moving average (%)



10
0
-10
-20
-30
5.3
St.George Group
-21.5
Big 4 banks*
Mar-10
Sep-10
Mar-11

1 Source for Business NPS: DBM Business Services Finance Monitor, March 2011 – 6MMA. Australian Business NPS= NPS of main financial institution, All businesses. * Big 4 Average: Simple average of ANZ, CBA, NAB and WBC. NPS℠ and Net Promoter Score℠ is a service mark of Bain & Company, Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld. 2 Cross sell rates are defined as the number of risk sales divided by the total home loan sales.

THE Westpac GROUP

The Westpac Group Investor Discussion Pack – May 2011 51

Initiatives to improve momentum gaining early traction

St.George Bank

Initiatives to restore momentum

- Mortgages
  - Summer home loan campaign and approvals enhanced
  - Improving productivity of home loan sales force
- Business
  - Increased customer interaction and switching campaign
  - Ready to grow commercial property after re-weighting of portfolio
- Productivity
  - Regional structure has streamlined roles, FTE down 328 in 1H11
- Bank of Melbourne launch
  - Providing Victorians with local brand in under-represented State
  - Re-branding 34 St.George branches and tripling the size of the network over the next 5 years



Average weekly sales of home loans per Branch FTE
6.5
6.0
5.5
5.0
4.5
4.0
3.5
Sep-10
Oct-10
Nov-10
Dec-10
Jan-11
Feb-11
Mar-11

Early indicators pointing to improved 2H11 performance

- February /March 11 leading indicators show improvement from January 11
  - Growth in consumer customers in February 11 was the highest in seven months and March 11 was up 20% on February 11
  - Product uptake for new customers has increased for the last 2 months, driven by savings and transaction accounts
  - Average weekly sales of home loans per branch FTE has increased 34% over the last 2 months
  - Early signs of re-building mortgage momentum with approvals up (but off low base)
  - Business pipeline has improved and is well diversified. Business deals approved in March 11 up 38% on February 11



Mortgage approvals ($m)
2,000
1,800
1,600
1,400
1,200
1,000
Sep-10
Oct-10
Nov-10
Dec-10
Jan-11
Feb-11
Mar-11

THE Westpac GROUP

The Westpac Group Investor Discussion Pack – May 2011 52

St.George balance sheet growth subdued

St.George Bank

- Mortgages up 1% (0.3x banking system[1]) as focussed on proprietary channels and did not have a Spring campaign
  - Broker sales lower, particularly in States with light direct representation (broker sales 34% of flows in 1H11)
- Credit cards and personal loans up 4% (0.7x banking system[1]) with Amplify reward card applications slowing post initial strong product uptake
- Deposits up 1% (0.1x banking system[1]), with commercial customer run-off replaced by personal Term deposits up 9%
- Business lending[2] down 3%
  - Positioned to grow again in commercial property
- Customers with 4+ products increased 220bps to 25.3% aided by expanded product range including reward cards, insurances and BT Super for Life

St.George balance sheet

($bn)	1H10	2H10	1H11	Chg on 2H10 (%)
NET LOANS	125.2	126.8	126.7	-
Mortgages	87.7	89.5	90.0	↑ 1
Business balance	32.1	31.6	30.8	↓ 3
Other balance	5.4	5.7	5.9	↑ 4
TOTAL DEPOSITS	63.7	65.6	66.4	↑ 1
Term deposits	28.1	26.9	29.2	↑ 9
Other	35.6	38.7	37.2	↓ 4



Lending as at 31 March 2011 (%)
Mortgages
Business lending
Other
71
24
5
13
9
5
15
19
39
Commercial Property
Other Diversified Industries
Professional & Business Services
Manufacturing & Wholesale
Leisure & Hospitality
Trade



Mortgage growth by state and channel
Year to March 11 (annualised)
Proprietary
Broker
10
5
0
-5
-10
SA
NSW/ACT
Vic
Qld
WA

1 APRA Monthly Banking Statistics, 6 months to March 11. 2 Business lending incorporates both small business and corporate lending. St.George corporate customer segment includes customers with facilities that typically do not exceed $150m.

THE Westpac GROUP

The Westpac Group Investor Discussion Pack – May 2011 53

Solid risk profile, SME and commercial stress stabilising

St.George Bank

St.George improving risk profile[1]

- Stressed exposures at 386bps, down 33bps on 2H10 (down 20bps on 1H10) as credit quality conditions stabilise. Over 2H10
  - Impaired assets unchanged at 109bps
  - 90+ days past due and well secured up 8bps at 89bps
  - Watchlist and substandard down 41bps at 188bps
- Mortgage 90+ day delinquencies at 51bps, up 15bps on 2H10
- Credit cards 90+ day delinquencies at 143bps, up 27bps on 2H10
- CAPs increase in 1H11 as benefits through upgrades and repayments in 2H10 were not repeated
- Impairment charges down $4m on 2H10 to $176m

Impairment charges movement ($m)



331
88
(20)
(1)
9
(227)
180
(92)
0
(6)
12
82
176
1H10
New IAPs
Writebacks
Recoveries
Write-offs
Changes in CAPs
2H10
New IAPs
Writebacks
Recoveries
Write-offs
Changes in CAPs
1H11

90+ days delinquencies



2.0%
1.5%
1.0%
0.5%
0.0%
Credit cards
Mortgages
Sep 08
Dec 08
Mar 09
Jun 09
Sep 09
Dec 09
Mar 10
Jun 10
Sep 10
Dec 10
Mar 11

Stressed exposures as a % of total committed exposures



6
4
2
0
Watchlist & substandard
90+ days past due well secured
Impaired
1H09
2H09
1H10
2H10
1H11

1 Refer slide 111 for asset quality definitions.

The Westpac Group

The Westpac Group Investor Discussion Pack – May 2011 54

Solid earnings with growth supported by strong fund flows

BT BTFG

Key features of 1H11 result compared to 2H10

- Earnings supported by good flows and stronger asset markets, offsetting General Insurance loss
- Leading share of annual new business, significantly above current market share in key segments: BT Wrap/Asgard Platforms; Corporate Super; and Retail. BT Super for Life sales remain strong
- Solid growth in Life Insurance and launch of product via IFA network. High claims in General Insurance
- Continued improvement in Westpac RBB/St.George cross sell
- BT Super for Life won Super Ratings' Fast Mover 2011[1], General Insurance won Outstanding Value Contents Insurance[2]

FUA and FUM	% Change 2H10 – 1H11			
	Average		Spot	
BT Wrap/Asgard FUA	↑	4	↑	3
Corporate Super FUA	↑	6	↑	7
Total FUA	↑	**4**	↑	**3**
Retail FUM	↑	1	↑	1
Institutional FUM	↓	(1)	↓	(2)
Wholesale FUM	↑	8	↑	13
Total FUM	↑	**3**	↑	**4**

(Movement 2H10 – 1H11)

Cash earnings	↑ 5%	• Cash earnings up 5% to $309m (up 3% on 1H10) • General insurance severe weather event claims reduced cash earnings by $39m
Funds management cash earnings	↑ 34%	• Cash earnings up 34% to $203m (up 18% on 1H10) • $14m one-off benefit from change to amortisation profile for capitalised fees and costs • Revaluation gains associated with Ascalon business • Average FUM up 3% with margins down 5bps • Average FUA up 4% with margins up 1bp • Sector leading platforms (BT Wrap/Asgard) • Expanding reach with BT Super for Life and Life Insurance on Wrap • BTIM[3] contributed $9m (3%) to total BTFG result
Insurance cash earnings	↓ 28%	• Cash earnings down 28% to $75m (down 19% on 1H10) • Life insurance up 4% due to solid premium growth • General Insurance loss of $17m impacted by substantial flood and cyclone claims • Lenders Mortgage Insurance contribution up 19% • BTFG insurance sales through St.George showing significant improvement in Home & Contents insurance, with strong upside opportunity
Capital and other cash earnings	↓ 18%	• Down 18% to $31m (down 14% on 1H10) • Higher capital, funding costs and expenses partially offset by improved earnings on invested capital
Expenses	↓ 1%	• Down 1% over 2H10 due to a reduction in average FTE of 2% given seasonality and focus on productivity and efficiency

1 SuperRatings Fund of the Year Awards 2011. 2 Canstar Cannex 2011 National Award, November 2010. 3 BTIM is BT Investment Management. For further information refer to their 2011 interim results at www.btim.com.au

The Westpac Group

The Westpac Group Investor Discussion Pack – May 2011 55

FUA - sector leading platforms and high market share of new business BTFG . Leading BT Wrap/Asgard Platform and Retail with 20% market share . Leading share of annual new business, significantly above current market share in all major categories: BT Wrap/Asgard Current Aust. market share1 Share of annual new business1 share, Platforms; Corporate Super; and Retail - Consistent net flows despite subdued growth for industry . FUA margins little changed, up 1bp on 2H10 (down 1bp on 1H10) Product Market share (%) Rank Market share (%) Rank BT Wrap/Asgard Platforms 20 1 39 1 . BT Super for Life FUM around $1.3bn (up 33% on 2H10), and has over 230,000 customers, with sales averaging 1,300 per week in 1H11 . FUA asset allocation little changed having moved Australian equities out of cash/fixed income in 2010 Corporate Super 10 5 22 1 Retail (excl. cash) 19 1 70 1 BT Super for Life customer growth and FUM (‘000) ($m) 250 Westpac St.George FUM (RHS) FUA asset allocation (% of total) 18 18 19 2 1 1 6 6 6 Property 50 100 150 200 42 42 25 19 18 16 14 14 Other International Equities Fixed Income Cash Australian Equities 0 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 33 1H09 1H10 1H11 1 Plan for Life December 2010 56 The Westpac Group Investor Discussion Pack – May 2011 Life, 2010. Solid Life Insurance result offset by high General Insurance claims BTFG . Cash earnings down 28% to $75m . Life Insurance cash earnings up 4% - 20% CAGR in cash earnings over last two years Insurance cash earnings contribution ($m) 12 78 93 75 - 8% increase in net earned premiums with strong sales of life insurance products on Wrap platform - Loss ratio at 30%, flat on 2H10 - Launched Life Insurance “BT Protection Plan” through IFA 38 46 55 25 35 37 15 network in February 2011 with pipeline for new business exceeding plan . Lenders Mortgage Insurance cash earnings up 19% - 6% decrease in net earned premiums due to slowing credit growth and reduced risk profile -17 1H09 1H10 1H11 Life LMI General - Insurance claims down $11m with loss ratio falling to 12% (from 30%) . General Insurance cash earnings loss of $17m - 9% increase in net earned premiums 118 General Insurance loss rates (%) - Loss ratio at 118% due to floods, well above recent 60%-76% range - Total severe weather event claims $56m, up $53m - Effective re-insurance programs in place 72 60 76 66 . St.George Bank cross sell rates1 materially improved for Home and Contents insurance to 53% (14 percentage point improvement on 1H10). Westpac cross sell rates at 76% 1 Cross sell rates are defined as the number of risk sales divided by the total home loan sales 1H09 2H09 1H10 2H10 1H11 57 sales. The Westpac Group Investor Discussion Pack – May 2011

Long term productivity drive delivering benefits BTFG 56 58 Expense to income ratio (%) Down 8 percentage Long term productivity initiatives delivering . Since the Global Financial Crisis and changed 48 50 52 54 points market conditions, BTFG has focussed on increasing productivity and planner effectiveness, including – Implementing appropriate support structure to 44 46 1H09 2H09 1H10 2H10 1H11 increase customer facing time – Alignment of the bank planners to priority High Net Worth and affluent relationship managed segments Revenue per adviser1. Expense to income ratio reduced 8 percentage points over the last two years, near record lows of 49.5% in 1H11 . Strong revenue per adviser from improved productivity with average revenue per planner up 11% on 1H10 (9% on 2H10) – Westpac RBB up 32% over the last two years, 88% higher than bank median2 2004 2005 2006 2007 2008 2009 2010 Annualised 2011 Westpac RBB St George Bank median 1 Source: Benchmarking for Financial Planning Business 2010, Comparator December quarter 2010. Revenue per adviser includes adviser remuneration. 2 Bank median median – St.George improving following the merger and is at the bank median2 2 The Westpac Group Investor Discussion Pack – May 2011 58 represents a sample of 8 banks. Sound Core earnings growth driving a solid result Westpac New Zealand Cash earnings . 7% . Cash earnings up 7% to $210m (up 68% on 1H10) . Core earnings up 3% to $433m (up 13% on 1H10) Key features of 1H11 result compared to 2H10 . Cash earnings increased 7% through improved margins, above system loan growth and lower impairment charges (Movement 2H10 – 1H11) In NZ$ Net interest income . 4% . Net interest income up 4% to $639m (up 9% on 1H10) . Good momentum across sectors, with balance sheet growth – Mortgages up 1% (1.3x banking system2), . Core earnings growth through sustained investment in front line, driving better quality and faster lending decisions . Effective productivity initiatives delivering benefits despite slow credit growth environment – Deposits up 4%, fully supporting lending Margins . 13bps . Strong repricing and positive trend from maturing of fixed rate, lower spread lending partially offset by higher deposit costs (margins 22bps on 1H10) . Result achieved despite the Christchurch earthquakes . Remained open for business, supporting customers and staff, through the Christchurch earthquakes, Southland storm, and the Pike River mining tragedy up Non-interest income . 1% . Increased earnings from improved banking and credit related fees (up 7% on 1H10) Expenses . 3% . Higher salary costs from continued investment in front line 197 210 32 10 (4) (35) 69 22 1 (11) 2 (1) Westpac NZ1 Cash earnings (NZ$m) . Increased advertising costs associated with increasing market share . $1m impact from Christchurch earthquake Impairments . 1% . Impairments down 1% to $137m (down 34% on 1H10) 125 Up 7% Up 58% . $56m of impairment charge relates to the Christchurch earthquake, including a $43m increase in the economic overlay, offset by the $20m release of the overlay for the New Zealand economy and gradual improvement in asset quality 1 Excludes WIB New Zealand 2 Source RBNZ, March 2011 YTD. 1H10 Net II Non-II Expenses Tax & NCI Impairment charges 2H10 Net II Non-II Expenses Impairment charges Tax & NCI 1H11 The Westpac Group Investor Discussion Pack – May 2011 59

Productivity starting to deliver, providing further opportunity to deepen customer relationships

Westpac New Zealand

Investment in front line driving results

- Significant upgrade to network over the past 18 months, including more bankers in new, more customer-oriented branches featuring 24/7 banking technology
- Higher frontline capability with increased sales and service training and a continued focus on credit skills
- Improved distribution via 10 new branches in the last 18 months and 14 self-service, international award winning ATMs[1]
- Customers with 4+ products at 47.8% (up 230bps on 1H10)
- Market leading innovation with Impulse saver iPhone app, a world first

New Zealand[2] customers with 4+ products



('000s)
(%)
Customers with 4+ products (LHS)
% of customers with 4+ products (RHS)
650
600
550
500
450
50
48
46
44
42
40
Mar-10
Sep-10
Mar-11

Productivity

- Revenue per FTE up 5% on 1H10
- Faster loan approvals with 55% of retail home loans approved within 1 hour (up from 41% at 1H10) and 67% of personal loans approved within 1 hour (up from 54% at 1H10)
- Initiatives improving application process times four fold resulting in increased Wealth customers and higher conversion rates
- Easier fixed rate rollovers allowing customers to complete them independently on-line or through a short phone call
- Smart ATMs providing fast and convenient access for transactions including deposits of cash, cheques and bulk bag deposits

Revenue per FTE



Up 5%
1H10
2H10
1H11

1 Asian Banker Technology Awards 2010. Excludes WIB New Zealand.

The Westpac Group Investor Discussion Pack – May 2011 60

THE Westpac GROUP

Sound balance sheet in a low growth environment

Westpac New Zealand

- Home lending in New Zealand continues to be subdued, growing 1%. Westpac New Zealand mortgages grew at 1.3x banking system[2] in 1H11
- Business lending has reduced 2% since 2H10 with most lending concentrated in the institutional segment in WIB NZ (reported in WIB Australia)
- Credit cards growing at 1.6x system[2]
- Improved funding position through deposit growth, deposits up 4% since 2H10. Term deposits increased 2% and call deposits up 6%

Westpac NZ[1] balance sheet

(NZ$bn)	1H10	2H10	1H11	Chg on 2H10 (%)
NET LOANS	49.0	49.8	49.8	-
Mortgages	33.2	33.9	34.2	↑ 1
Business	14.2	14.3	14.0	↓ 2
Other	1.6	1.6	1.6	-
TOTAL DEPOSITS	30.0	30.5	31.6	↑ 4
Term deposits	17.0	17.8	18.1	↑ 2
Other	13.0	12.7	13.5	↑ 6

Lending as at 31 March 2011 (%)



Mortgages
Business lending
Other
Property
Agriculture
Business Services
Construction
Manufacturing
Retail
Wholesale trade
Transport
Other
69
28
3
12
31
33
4
5
5
6
2
2

Housing Credit Growth (3 month rolling[3])



Westpac
System
8%
6%
4%
2%
0%
1H10
2H10
1H11

1 Excludes WIB New Zealand. 2 Source: RBNZ March 2011 YTD. 3 Annualised 3 month cumulative growth rate.

The Westpac Group Investor Discussion Pack – May 2011 61

THE Westpac GROUP

Impact of Christchurch earthquakes Westpac New Zealand Financial impacts . Damage estimates from the earthquake remain uncertain, current estimation is around NZ$15bn (8% of GDP) Westpac supporting customers . Westpac Assist program available to all customers in need, including 3 month payment deferral . For Westpac, costs associated with the earthquake have been well managed and absorbed in cost base . 6 Christchurch branches (3% of NZ branch network) remain closed with mobile banking teams providing continuity Construction of Westpac Business Hub in Christchurch. The Hub provides all essential tools of business free of charge including phone, broadband, video conferencing, service work spaces, formal and casual meeting places and a corporate lounge. This facility will help local businesses continue their operations and maintain their relationships with suppliers and . Collective provisions increased by NZ$43m to cover potential impairments (in addition to NZ$10m provided for the first earthquake in FY10), partly offset by a $20m release in the economic overlay Business impacts customers. . Mobile banking teams, including 2 mobile ATMs, deployed to help hardest hit areas of Christchurch providing access to cash and financial support . Donations to the second earthquake appeal of NZ$1m . The earthquakes are expected to be a short term drag on the economy as uncertainty and caution remain . Growth is expected to pick up in 2012 as the rebuilding phase of the recovery begins St.George Group 30 40 New Zealand1 TCE by region (%) . Further effects include – Survey of business customers based in Christchurch area shows only 2% that will be permanently affected, while 13% will be temporarily affected – Businesses with diverse operations in Christchurch are performing solidly – Mortgage customers are using insurance payments (from September 2010 earthquake) to pay down debt 1 Excludes WIB New Zealand. 2 ‘Other’ includes non-mainland areas and borrowers currently residing overseas. 2 The Westpac Group Investor Discussion Pack – May 2011 62 Improving asset quality portfolio despite slower economic recovery and earthquakes Westpac New Zealand Movement in impairment charges (NZ$m) 69 0 (4) (5) (131) Asset quality gradually improving1 . Decline in impairments and stressed exposures as economic conditions gradually improve in New Zealand 208 137 ) . Higher IAPs from companies already identified as stressed . CAPs decreased by $131m – Flow of provisions out of collective into IAP – Partial unwind of New Zealand economic overlay as New Zealand moves out of recession 1H10 New IAPs Writebacks Recoveries Write-offs Other changes in CAPs 1H11 – Partially offset by increased overlay for Christchurch Earthquake impacts . Reduction in Other consumer 90+ day delinquencies and stabilisation of mortgage delinquencies 6 1 4 1.6 1.8 Mortgages Other consumer 90+ day delinquencies (%) Stressed exposures as a % of total committed exposures (%) 2 4 0.4 0.6 0.8 1.0 1.2 1.4 0 1H09 2H09 1H10 2H10 1H11 Watchlist & substandard 90+ days past due well secured Impaired 0.0 0.2 FY05 FY06 FY07 FY08 FY09 FY10 1H11 1 Refer page 111 for asset quality definitions 63 The Westpac Group Investor Discussion Pack – May 2011 definitions.

New Zealand mortgage portfolio stabilised Westpac New Zealand Quality of portfolio remains high - Well collateralised, with 78% of portfolio less than 80% LVR Mortgage portfolio LVR2 distribution (%) - 85% of loans originated in 1H11 have LVR less than 80% 73% of loan origination through proprietary channel, up from 69% in 1H10 Mortgage 90+ day delinquencies increased 5bps to 80bps (up 5bps on 1H10) 78 85 40 60 80 Greater than 90% Between 80% - 90% Less than 80% Mortgage delinquencies remain higher than the Australian portfolios, reflecting the slower pace of recovery from recent New Zealand recession Net mortgage write-offs improved by 1.2bps to 11bps 0 20 Total Portfolio 1H11 New Flows 0.8 1.0 % of portfolio 30-60 days % of portfolio 90+ days Mortgage delinquencies (%) 14 16 Net mortgage write-offs as a % of housing book (bps) 0 2 0.4 0 6 4 6 8 10 12 1 Excludes WIB New Zealand. 2 LVR based on current balance and current assessment of property value. 0.0 0.2 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10 1H11 0 2 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10 1H11 64 The Westpac Group Investor Discussion Pack – May 2011 Business portfolio1; stressed exposures improving Westpac New Zealand Stressed exposures 14.3% of New Zealand business TCE, down 125bps (down 165bps from 1H10) - Stabilisation in the transaction managed portfolio, with no large single name downgrades into stress - Stressed exposures are more broadly based given length of recession in New Zealand . Impaired exposures 3.8% of New Zealand business TCE, up 123bps (up 163bps from 1H10) - Majority of increase over 1H11 driven by property sector companies downgraded from watchlist and substandard Business stressed exposures as a % of New Zealand Business TCE (%) 12 16 Watchlist and Substandard 90 days past due well secured 13 3 8 Property Agriculture 4 8 Impaired 40 32 4 Construction Manufacturing Retail 1 Excludes WIB New Zealand. 2 ‘Other’ includes accommodation, cafes and restaurants, transport, finance and insurance. 2 0 2005 2006 2007 2008 1H09 2H09 1H10 2H10 1H11 Other 65 The Westpac Group Investor Discussion Pack – May 2011

Strong underlying revenue performance impacted by FX movements and impairments

Pacific Banking

FX impact on earnings: 1H11 v 2H10 (% change)	Reported	Excl. FX translation
Net interest income	(5)	flat
Non-interest income	4	11
Expenses	(3)	(8)
Impairment charges	large	large
Tax & non-controlling interests	17	17
Cash earnings	(17)	(11)

Pacific Banking cash earnings ($m)


34
5
6
0
7
(5)
47
0
5
(3)
(11)
4
42
(3)
39
Up 38%
Down 17%
1H10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H10
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H11 (ex FX)
FX trans
1H11

	(Movement 2H10 – 1H11)	
Cash earnings	↓ 17%	• Cash earnings down 17% to $39m (up 15% on 1H10) • Earnings impacted by negative translation differences due to strong $A • Excluding FX, cash earnings down 11% • Core earnings down 3% to $66m (up 16% on 1H10)
Net interest income	↓ 5%	• Positive local currency growth – Loans up 3% – Deposits up 6% • Decline mostly due to translation impacts of the strengthening $A
Margins	↓ 13bps	• Margins lower from higher funding costs
Non-interest income	↑ 4%	• Increase due to higher FX earnings primarily in PNG
Expenses	↑ 3%	• Increase in front line staff and salary costs • Partially offset by translation effects in A$
Impairments	large	• Impairment charge has moved from $3m benefit in 2H10 to $7m charge in 1H11 • Increase largely due to downgrade of two larger exposures

The Westpac Group Investor Discussion Pack – May 2011 66

THE Westpac GROUP

THE Westpac GROUP

Capital, Funding and Liquidity

May 2011

Capital

Strong capital position driven by organic growth

- Strong organic capital generation[1] adding 41bps (77bps from 1H10)
- Other impacts down 7bps mostly due to higher capitalised software
- Strong return on equity of 16.5% sees earnings contribute 114bps increase in capital ratios in 1H11
- Risk weighted assets down 1% (down 5% on 1H10) given high proportion of mortgages and stress reducing in the portfolio
- Well positioned for regulatory change with strong common equity ratio of 8%, high relative to international peers

Key capital ratios (%)	1H10	2H10	1H11
Tier 1 ratio	8.6	9.1	**9.5**
Tier 1 ratio (FSA[2])	11.4	12.6	**13.7**
Total capital ratio	10.8	11.0	**11.0**
Common equity ratio	7.1	7.5	**8.0**
Common equity ratio (FSA[2])	9.7	10.8	**11.9**
Risk weighted assets	$290bn	$279bn	**$277bn**


Tier 1 Capital (%)
Common equity
Movements
8.64
1.53
7.11
9.09
1.59
7.50
114bps
(81bps)
8bps
(7bps)
10bps
9.53
1.58
7.95
13.7
Tier 1 Ratio up 44bps
Common equity ratio up 45bps
Mar-10
Sep-10
Cash earnings
Net dividend
RWA movement
Other
SGB Tax Consol
Mar-11
Tier 1 FSA[2] Mar-11


Common equity ratios: international comparisons[2] (%)
Australia (APRA)[3]
8.0
8.5
7.4
6.9
United Kingdom (FSA)[2,4]
11.9
10.8
10.5
10.7
Canada (OSFI)[5]
13.0
10.2
10.2
9.9
9.8
8.8
WBC
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5

1 Organic capital generation is defined as cash earnings, less net dividends, less RWA movements. 2 Financial Services Authority (FSA) and Office of the Superintendent of Financial Institutions (OSFI) calculations are estimates based on Westpac's application of publicly available standards. 3 Peer 1 at 31 March 2011, Peer 2 and 3 at 31 December 2010. 4 UK peer data at 31 December 2010. UK peers include Barclays, HSBC, and RBS. 5 CAD peers data at 31 January 2011. CAD peers include Bank of Montreal, CIBC, RBC, Scotia Bank and TD.

The Westpac Group Investor Discussion Pack – May 2011 68

Capital

Strong foundations for Basel III transition


Common equity ratio under Basel III at March 2011 (%)
7.95
(61bps)
(57bps)
(2bps)
6.75
71bps
121bps
93bps
9.60
7.0
2.5% CCB
4.5% Minimum
Up 285bps under fully harmonised Basel III
APRA BII common equity
50/50 ded'n now 100%
Increased credit and market RWA
50/50 ded'n now risk-weighted
APRA BII adjusted to Basel III
Dividend ded'n
10%/15% threshold ded'n
IRRBB, LGD, and other
Common equity under harmonised Basel III
Basel III minimum common equity

- Applying estimate of new Basel III capital deductions to Westpac's current common equity ratio would reduce the ratio 120bps to 6.75%
- However, full harmonisation to Basel III would increase Westpac's common equity ratio by 165bps to 9.60%, which would be 260bps above minimum including capital conservation buffer (CCB)
- Under Basel II, APRA has maintained certain deductions to capital that are more conservative than the Basel III rules and takes 285bps off the harmonised capital ratio. These include
  - Dividend deduction (71bps)
  - 100% deduction for DTA and investments in non-consolidated subsidiaries, as no 10%/15% concessional threshold (121bps)
  - IRRBB, higher LGD floor on mortgages, and other minor overlays (93bps)
- Strong organic capital generation means Westpac is well placed for transition to Basel III

The Westpac Group Investor Discussion Pack – May 2011 69

Key points from the 31 March 2011 Pillar 3 Report

Capital

Credit RWA	▪ Credit RWA declined by 2%, largely driven by – Decline in the average risk weights across corporate and specialised lending portfolios as the quality of the book improved – Reduction in business lending due to lower property exposures and continued business de-gearing – Mortgage RWA eased as mortgage growth was more than offset by lower average risk weightings
Non credit RWA	▪ Market risk increased 44% to $7.5bn – Increase in liquid assets in preparation for Basel III liquidity rules – Increase in trading positions in WIB ▪ Increase in equity risk due to changes in market values of investment holdings ▪ Interest rate risk in the banking book and operational risk were relatively stable during 1H11
Exposure at default	▪ Increase in exposure at default driven by residential mortgage growth
Regulatory expected loss	▪ Increased $295m due to 13bps increase in mortgage delinquencies partially offset by improvements in the average credit quality of the commercial portfolio
GRCL[1]	▪ Improved asset quality and resulting provision reduction have led to a small ($26m) GRCL adjustment that is deducted from Tier 1 capital

1 GRCL is APRA's general reserve for credit losses

The Westpac Group Investor Discussion Pack – May 2011 70

Funding mix well placed; increased liquid assets

Funding & Liquidity

- Stable Funding Ratio[1] 79% at 1H11, composition largely unchanged
- Reduced need to access term wholesale markets
  - Customer deposit growth exceeded loans by $2bn
  - $12.4bn of new term debt issued in 1H11, with a weighted average maturity of 3.8 years
- Managed maturity profile, with $3.8bn of Government-Guaranteed term debt bought back
- 2H11 term issuance
  - Includes term maturities of $11bn[2]
  - Dependent on asset and deposit growth, FX and growth in liquid assets
- Liquid assets $85bn at 31 March 2011
  - Covers all offshore wholesale debt maturities for 23 months
  - All assets are repo eligible with a central bank

Funding composition by residual maturity[1,2] (%)


20
16
10
1
4
44
11
11
3
10
6
52
11
9
2
14
5
52
12
9
2
13
5
52
FY08[4]
FY09
FY10
1H11
Wholesale Offshore <1Yr
Wholesale Onshore <1Yr
Securitisation
Wholesale Offshore >1Yr
Wholesale Onshore >1Yr
Equity[3]
Customer deposits

Liquid assets ($bn)


80
82
85
34
31
15
35
29
18
33
31
21
1H10
2H10
1H11
Self securitisation
Bank, Corporate, RMBS, Supras and Gov guaranteed paper
Cash, Gov and Semi-gov

Term debt maturity profile at 31 March 2011 ($bn)


11
24
21
26
13
16
2H11
FY12
FY13
FY14
FY15
>FY15

1 Stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 2 Based on FX spot currency translation. 3 Equity excludes FX translation, Available for Sale Securities and Cash Flow Hedging Reserves. 4 2008 comparatives excludes St George.

The Westpac Group Investor Discussion Pack – May 2011 71

Asset Quality and Risk Management

May 2011

Clear signs of improving asset quality

Group asset quality

- Stressed assets to total committed exposures (TCE) down 35bps to 2.85%
  - Rate of new stress decreasing
  - Upgrades out of stress and into the performing book
  - Resolution on a number of impaired loans, including write-backs, particularly in WIB
  - Write-offs of $368m
- Impaired assets to TCE increased 1bp to 68bps as some existing stressed loans migrated to impaired
- Commercial property remains the prominent category within impaired assets - sector has stabilised, although yet to improve sufficiently to support a rapid work out of facilities

Stressed exposures as a % of total committed exposures[1]


4.0
3.0
2.0
1.0
0.0
Watchlist & substandard
90+ days past due well secured
Impaired
2001
2002
2003
2004
2005
2006
2007
2008
1H09
2H09
1H10
2H10
1H11

Stressed assets by industry (%)


38
11
9
8
8
5
21
Property and business services
Retail lending
Manufacturing
Agriculture, forestry & fishing
Trade
Accommodation, cafes & restaurants
Other

Movement in stressed assets ($bn)


21.6
(0.6)
0.7
0.3
21.9
(2.5)
0.4
0.2
20.0
1H10
Watchlist & substandard
90+ day well secured
Impaired
2H10
Watchlist & substandard
90+ day well secured
Impaired
1H11

1 Westpac's impaired assets from 2005 reflect APRA's prudential approach to the adoption of A-IFRS by ADIs to include consumer accounts > 90 days past due but not well secured. Includes St.George from 1H09 onwards.

The Westpac Group Investor Discussion Pack – May 2011 73

Low risk, stable balance sheet composition Group asset quality Balance sheet composition at 31 March 2011 (%) 10 4 Cash and balances with central banks Strongly weighted to customer lending, with low percentage of trading assets 66 20 Mortgages Business lending Corporate 2 10 5 80 Receivables due from other financial institutions Trading securities, financial assets at FV and avs securities Derivative financial instruments Other consumer 1 2 0 Loans Life insurance assets Regulatory deposits with central banks overseas Balance sheet On balance sheet lending Exposure by risk grade1 as at 31 March 2011 ($m) Risk grade Australia NZ / Pacific Americas Europe Asia Group % of Total AAA to AA- 66,872 5,470 801 430 210 73,783 11 A+ to A- 31,424 2,642 1,465 1,730 688 37,949 5 A A BBB+ to BBB- 41,876 6,551 1,093 987 1,351 51,858 7 BB+ to BB 50,265 6,099 272 506 484 57,626 8 BB- to B+ 55,202 4,942 94 126 - 60,364 9 <B+ 14,965 2,425 71 170 29 17,660 3 1 Exposure by booking office Secured consumer 331,336 29,731 - - - 361,067 51 Unsecured consumer 38,511 3,410 - - - 41,921 6 Total committed exposure 630,451 61,270 3,796 3,949 2,762 702,228 Exposure by region (%) 90% 9% <1% <1% <1% 100 The Westpac Group Investor Discussion Pack – May 2011 74 office. Portfolio diversified across industries Group asset quality Outstandings Undrawn commitments Total committed exposure and outstandings at 31 March 2011 (Institutional and business lending, $m) 1 2 Trade Property Finance and insurance 3 Agriculture, forestry and fishing Services Government administration and defence Manufacturing Utilities Property and business services Transport and storage . Property lending continues to decline - 7% of Group TCE (down from 10% at December 2008) Mining Accommodation, cafes and restaurants Construction 4 . Overall industry mix remains broadly stable 0 15,000 30,000 45,000 60,000 75,000 90,000 Other 1 Undrawn includes commitments that may give rise to lending risk. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and ins rance sectors 3 Property includes both residential and non residential property investors and developers and excludes real estate agents 4 Construction The Westpac Group Investor Discussion Pack – May 2011 75 insurance sectors. Property includes non-property investors developers, excludes agents. Construction includes building and non-building construction, and industries serving the construction sector.

Group asset quality

Low single name concentrations

- Top 10 single name exposures to corporations and NBFIs continue to be below 2% of Total Committed Exposures (TCE)
- Largest corporation and NBFI single name exposure represents 0.4% of TCE
- 9 of the top 10 exposures to corporations and NBFIs are above investment grade
- 5 of the top 10 Corporate and NBFI exposures rated A- or above (down from 7 at 2H10)
- One large exposure at 31 March 2011 represents a short term bridging facility that has subsequently been paid down

Top 10 exposures to corporations and NBFIs as a % of TCE[1] (%)


3
2
1
0
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
1H11

Top 10 exposures to corporations and NBFIs at 31 March 2011 ($m)


S&P rating or equivalent
A
BBB+
A-
A-
A-
BBB-
BBB-
BBB
AA
BB2
0
500
1,000
1,500
3,000

1 Includes St George from 2009 onwards. 2 Represents the aggregation of 12 borrower groups subject to separate financing structures, but controlled by a single counterparty. One of these borrower groups, representing 12% of the total exposure, is currently classified as stressed. The other borrower groups range from BBB to B+, with a group average risk grade of BB.

THE Westpac GROUP
The Westpac Group Investor Discussion Pack – May 2011 76

Group asset quality

Commercial property portfolio well diversified

- Commercial property represents 7% of TCE and 9% of gross lending at March 2011, down from 10% and 13% respectively at December 2008
- Portfolio is well diversified across names, States and sectors
- Sub-limits for exposures >$10m actively monitored to limit concentrations to developers, investors, diversified property groups and property trusts
- 'Commercial' sector includes offices and groups diversified across multiple asset classes, including office and non-office properties

Commercial property portfolio composition by borrower type (%)


48
19
20
13
Exposures <$10m
Developers >$10m
Investors >$10m
Diversified Property Groups and Property Trusts >$10m

Commercial property portfolio composition by sector (%)


56
10
16
18
Commercial offices & diversified groups
Residential
Retail
Industrial

Commercial property portfolio composition by region[1] (%)


24
15
12
8
8
6
27
NSW & ACT
VIC
QLD
SA & NT
WA
NZ & Pacific
Insitutional

1 Geographic regions are shown by booking office location.

THE Westpac GROUP
The Westpac Group Investor Discussion Pack – May 2011 77

Commercial property stress declining Group asset quality Segment1 Exposures % of Group TCE % Stressed2 Mvmt in % stressed (1H11 vs 2H10 ) Comments Australia <$10m 3.1 12.9 .(0.3) . Diverse portfolio, with market turnover and development activity more resilient than for larger assets . Moderate decrease in stressed exposures consistent with general portfolio trends Australia Diversified property groups & property trusts3 1.2 7.7 .(0.9) . Improvement mainly driven by upgrades as customers continue to reduce gearing . Reduced stress in investment sector as property values >$10m Investment 1.5 10.5 .(1.6) recover and markets improve Development 0.8 28.3 .(9.5) . Improvement in stressed exposure levels since 2H10 New Zealand 0.5 20.3 .(1.1) . Continues a downward trend from a higher than portfolio average position as the New Zealand property market remains challenging . 7% of TCE and 9% of gross lending at March 2011 - Down from 10% & 13% respectively at peak ( December 1 Geographic segments are shown by booking office location. 2 Stressed exposures include watchlist, substandard, 90+ days past due well secured and impaired assets. Total Commercial Property 7.1 13.7 .(1.8) 2008) . 13.7% stressed - Down from 15.5% stressed 2H10 78 3 Includes exposures relating to both investment and development activities. The Westpac Group Investor Discussion Pack – May 2011 High quality Australian mortgage portfolio Australian mortgages . Australian mortgage portfolio quality remains high - Banks in Australia have full recourse to the borrower’s mortgaged property and other Australian mortgage portfolio1 1H11 Spot Balance Flow Total portfolio $295bn $33bn borrower s assets - Majority of housing loans are variable rate - Low loan-to-value ratios Owner-occupied 49.2% 56.9% Investment 38.7% 37.3% Portfolio loan/line of credit 12.1% 5.9% Variable rate / Fixed rate 87% / 13% 93% / 7% - For mortgage-insured loans, mortgage insurance covers the entire loan . Interest payments on primary residence are not tax deductible which generally leads to mortgages Low Doc 7.1% 1.4% Proprietary channel 67% 62% First Home Buyer (incl. Low Doc) 12.5% 9.6% Mortgage insured 29% 18.5% being repaid quickly . Low Doc lending continuing to reduce as a proportion of the portfolio, currently around 1.4% of new lending Australian mortgage loss rates2 0.16% 0.20% - Low Doc lending, where borrowers certify income, has a higher delinquency profile, but low loss rates given additional risk mitigants, including lower LVRs, mortgage insurance, restricted location and security types 0.00% 0.04% 0.08% 0.12% Represents all brands ( Westpac RBB, RAMS and St.George Bank). 2 Data is Westpac and St.George for October 2009 onwards; Westpac only prior to October 2009. Data is Nov-07 Mar-08 Jul-08 Nov-08 Mar-09 Jul-09 Nov-09 Mar-10 Jul-10 Nov-10 Mar-11 79 based on rolling 6 month losses annualised. The Westpac Group Investor Discussion Pack – May 2011

Australian mortgage portfolio – delinquencies rising from very low base Australian mortgages . Mortgages 90+ days delinquencies 56bps at 1H11, remain below industry benchmarks, although have risen 13bps over the half Australian mortgage2 delinquencies 2.4% 2.8% 90+ days past due 30 - Higher delinquency profile of certain parts of the portfolio, including Low Doc - Rising delinquencies in Queensland - Increase in interest rates 0.4% 0.8% 1.2% 1.6% 2.0% 30+ days past due - Higher numbers of customers in hardship, in addition to impacts of natural disasters, including flood and cyclones . Despite higher delinquencies, loss rates remain low 0.0% 0.4% Sep 08 Dec 08 Mar 09 Jun 09 Sep 09 Dec 09 Mar 10 Jun 10 Sep 10 Dec 10 Mar 11 - Mortgage portfolio losses $32.3m in 1H11 (after insurance), up from $19.2m at 2H10 - 2.2bps annualised1 . Low loss rates reflect Australian mortgage2 90+ days delinquencies 0.8% 1.0% ALL QLD FHB NSW VIC WA - Sound credit underwriting policies - Low LVRs for non-mortgage insured loans - Lower LVRs for Low Doc loans compared to full doc Mortgage 0.0% 0.2% 0.4% 0.6% - insurance cover 1 Net of mortgage insurance claims (1H11: $6m) and before collectively assessed provision charges (1H11: $15.5m). 2 Australian mortgages includes Westpac RBB, St.George 0.0% Sep 08 Dec 08 Mar 09 Jun 09 Sep 09 Dec 09 Mar 10 Jun 10 Sep 10 Dec 10 Mar 11 80 Bank and RAMS (RAMS from August 2008). The Westpac Group Investor Discussion Pack – May 2011 Australian mortgage portfolio – well collateralised Australian mortgages . Australian mortgage portfolio is well collateralised - Average dynamic1 LVR is 45% . Mortgage insurance required where Australian mortgage portfolio2 (%) 1H103 2H103 1H11 Total Total Total - Standard mortgage LVR >80% - Low Doc mortgage LVR >60% . 29% of loans covered by mortgage insurance which covers the entire loan Average LVR at origination 69 69 69 Average dynamic1 LVR 45 44 45 . Servicing capacity of Australian customers remains sound - 54% of Australian mortgage customers ahead on repayments, slightly down from 55% at September 10 Average LVR of new loans2 71 70 69 50 Mar-10 Sep-10 Mar-11 Australian mortgage4 customer accounts ahead on payments (%) Australian mortgage4 portfolio LVR distribution 40% 50% LVR at origination Dynamic LVR 1 10 20 30 40 % of portfolio 10% 20% 30% 0 Behind On Time Less than 1 Month Less than 1 Year Less than 2 Years More than 2 Years 1 Dynamic LVR represents the estimated loan-to-value ratio taking into account the current outstanding loan balance, changes in security value and other loan adjustments. Property valuation source Australian Property Monitors. 2 Average LVR of new loans is based on rolling 12 month window for each half year end period. 3 Restated to reflect 5 6 Loan-to-Value Ratio (LVR) band 0% 0<=50 50<=60 60<=70 70<=80 80<=90 90<=95 95+ 81 The Westpac Group Investor Discussion Pack – May 2011 methodology change. 4 Includes Westpac RBB (excl. RAMS) and St.George Bank. 5 ‘Behind’ is more than 30 days past due. 6 ‘On time’ includes up to 30 days past due.

Lenders Mortgage Insurance – managing risk transfer Australian mortgages Lenders Mortgage Insurance (LMI) structure at 31 March 2011 (%) LVR =80% and Low Doc LVR =60% . The Westpac Group has one captive mortgage insurer, Westpac Lenders Mortgage Insurance (WLMI)1 which insures mortgages originated through all Westpac brands and channels 24 5 Not covered by LMI 71 . Capital conservatively invested (cash and fixed interest) so returns primarily based on premium income and risk management . Two stage reinsurance arrangement to manage retained LVR >80% to =90% and Low Doc LVR >60% to =80% Covered by LMI LVR >90% Covered by LMI risk – Quota share with Genworth Australia – Additional stop loss insurance with a separate party to cover potential extreme loss scenarios External Mortgage Insurance (Genworth Aust.) In-house Mortgage Insurance (WLMI) . Mortgages with LVR >90% insured with a third party . WLMI is strongly capitalised (separate from bank capital) and subject to APRA regulation - WLMI capitalised at 1.37x MCR2 Retained risk . 70% of Westpac RBB and St.George Bank risk . 40% of RAMS risk Quota share reinsurance . 30% of Westpac RBB & St.George Bank risk . 60% RAMS risk. Scenarios confirm sufficient capital to fund claims arising from events of severe stress (up to 1 in 250 years) - In a 1 in 250 years loss scenario, estimated losses for WLMI $416m (net of re-insurance recoveries) 1 WLMI provides cover for residential mortgages originated under Westpac RBB, St.George and RAMS brands. Rated AA- Standard & Poor’s, AA Fitch and Aa3 Moodys. Stop Loss Reinsurance Protects retained risk . 1H11 insurance claims $6m (2H10 $17m) Minimum Capital Requirements (MCR) determined by Australian Prudential Regulation Authority. The Westpac Group Investor Discussion Pack – May 2011 82 Australian credit card portfolio continues to perform well Australian credit cards . Australian credit card portfolio continues to perform well despite difficulties faced by customers in areas impacted by natural disasters Australian credit card average payments to balance ratio (%) 48 The average credit cards payments to balance ratio strengthened to 47.6% in 1H11, up 43bps on 1H10, reflecting ongoing caution amongst consumers towards gearing levels 42 44 46 . Total credit card 90+ days delinquencies 114bps at 1H11, up 2bps on 2H10 (down 5bps on 1H10) . Delinquency trends in the Westpac portfolio were positive, resulting from continued prudent customer 38 40 2H06 1H07 2H07 1H08 2H08 1H09 2H09 1H10 2H10 1H11 repayment behaviour, implementation of the Group’s strategic collections infrastructure and reductions in hardship volumes from the peak in FY09, with accounts returning to an up-to-date position Australian credit cards portfolio 3% 10,000 Balances (lhs) 90+ days past due (rhs) ($m) . Delinquency trends in the St.George cards portfolio were negative in the half, impacted by seasoning of portfolio growth from FY09 and FY10 . Delinquency has increased in flood affected areas 1% 2% 6,000 7,000 8,000 9,000 for both Westpac and St.George however this represents a small proportion of the overall portfolio 0% 5,000 83 The Westpac Group Investor Discussion Pack – May 2011

Regulatory agenda

May 2011

Domestic regulatory and reform agenda

Regulatory agenda

The Westpac Group is actively engaged with key stakeholders to support sensible and practical regulatory change

	Proposals and implications	The Westpac Group position/response
Credit provisioning	• The IASB have proposed adjustments to the planned expected cash flow provisioning model to address concerns raised by respondents to the draft • Latest proposals reduce some of the complexity inherent in the initial proposal, but could still pose challenges	• Support an expected loss approach and believe the latest modifications reduce some of the complexity of the initial proposal • Current high level of provisioning sees The Westpac Group well placed
Wealth management	• Government has responded to Cooper and Ripoll reviews with reform packages "Stronger Super" and "The Future of Financial Advice" (FOFA) to increase Australians' superannuation savings, simplify super and improve confidence in the financial planning sector. – New simple, low cost, no commission default fund - 'MySuper'- for those not actively managing their super – 'SuperStream' to improve the efficiency of superannuation and reduce industry costs – FOFA includes expanding the fee-for-service financial advice model, improved transparency, increased disclosure and higher professional standards	• Reinforces the Group's focus on superannuation and retirement as target segments • Proposals are aligned with BTFG strategic direction • BT Super for Life fees under 1% and perfectly positioned with no commissions • Advice businesses well progressed with move to fee for service and ongoing program to lift professional standards and improve the quality of advice • Governstated platforms will compete on "quality and value for money" and BT Wrap and Asgard are well positioned
Tax	• A Comprehensive review of the Australian tax system (the Henry tax review) was released in 2010. Limited relevant government announcements since that time • Key changes proposed by the current government – Increase compulsory super from 9% to 12% – Slight reduction in the corporate tax rates – Reduce to 5% non-resident interest withholding taxes for financial institutions – Provide small tax incentives for savings	• Westpac strongly supports changes to the tax laws to encourage more national savings as recommended by Henry (which recommended a broader based incentive) • Reinforces the Group's focus on superannuation and retirement as target segments • Support reduction in and ultimate elimination of interest withholding taxes for financial institutions as recommended by Henry

The Westpac Group Investor Discussion Pack – May 2011 85

Regulatory agenda

International regulatory and reform agenda

	Proposals and implications	The Westpac Group position/response
Systemically Important Financial Institutions (SIFIs)	▪ Work underway by the Financial Stability Board (FSB) to address Systemically Important Financial Institutions (SIFIs), at both a global (G-SIFI) and national level ▪ Potential for higher capital requirements and additional requirements, initially for G-SIFIs ▪ FSB has proposed a policy framework with final recommendation due in November 2011	▪ Recognise local systemic importance, already part of APRA's PAIRS assessment ▪ Do not expect G-SIFI classification ▪ Implications for Westpac cannot be determined until final criteria and requirements are issued
Over The Counter (OTC) Derivatives	▪ Following G-20 mandate and FSB announcements, requirement to move standard over-the-counter (OTC) derivatives to central clearing by end 2012 ▪ Australian authorities have not yet issued guidance on OTC derivative reforms ▪ US Dodd-Frank Act also imposes requirements for central clearing of swaps, with an accelerated timetable for rulemaking during 2011, although this may be extended beyond 2011	▪ Project commenced within Westpac to evaluate and implement new clearing arrangements in order to achieve compliance with Dodd-Frank timelines
FATCA (Foreign Account Tax Compliance)	▪ US legislation passed, effective 1 January 2013 ▪ Requires all Foreign Financial Institutions (FFIs) to implement processes to identify and report US account holders ▪ FFIs who are not compliant are subject to 30% withholding tax on US sourced payments ▪ Draft regulations have not yet been issued but preliminary explanatory notices have been issued by US Treasury/IRS	▪ Compliance with FATCA's current form requires investment in both compliance and reporting frameworks ▪ Providing feedback on concerns with legislation to the US Authorities through the Australian Bankers Association ▪ Work has commenced to map out implications for customer processes and systems

The Westpac Group Investor Discussion Pack – May 2011 86

Regulatory agenda

Basel III: Capital and Liquidity

	Proposals	Local Implications
Capital	▪ Predominant form of Tier 1 must be common equity ▪ Increased minimum common equity requirement (to 4.5%), plus capital conservation buffer (2.5%), result in minimum 7% common equity requirement ▪ Introduction of countercyclical buffer (0%-2.5%) ▪ More stringent criteria for Tier 1 and Tier 2 instruments, including additional loss absorbency, with transition arrangements for non-complying instruments ▪ Reforms to counterparty credit risk ▪ Leverage ratio – supplementary non-risk based measure test run at 3% ▪ Phase-in arrangements starting 1 January 2013	▪ APRA's existing common equity requirements (at least 75% of Tier 1 must be common equity) means increased focus on common equity not concerning ▪ APRA adopted more conservative deductions under Basel II than those required by Basel III framework - extent of harmonisation of APRA's deductions to Basel III requirements currently unclear ▪ APRA will consult with industry during 2011 and 2012 ▪ Expect APRA to require full compliance early in phase-in period
Liquidity	▪ Liquidity framework introduces 2 new minimum standards for liquidity: Liquidity Coverage Ratio (LCR) and Net Stable Funding Ratio (NSFR) ▪ LCR requires banks to hold sufficient high-quality liquid assets to survive an acute stress scenario over a 30 day timeframe ▪ NSFR establishes minimum levels of stable funding based on the liquidity characteristics of an institution's assets and liabilities over a 1 year horizon ▪ LCR due to be introduced from January 2015 and NSFR from January 2018, both subject to observation period	▪ APRA has clarified the definition of high-quality liquid assets ▪ Given insufficient government bonds in the Australian market to meet LCR, APRA and RBA have provided a pathway for Australian banks to comply with LCR ▪ Introduction of a committed secured liquidity facility with the RBA, sufficient to cover any shortfall between an ADI's holding of high-quality liquid assets and the LCR requirements ▪ A number of important details regarding the RBA liquidity facility and APRA's prudential standard on liquidity are yet to be finalised but will be subject to consultation during 2011 and 2012

The Westpac Group Investor Discussion Pack – May 2011 87

Economics

May 2011

Australian and New Zealand economic outlook

Economics

Key economic indicators as at April 2011		Calendar year			
		2009	2010	2011f	2012f
World	GDP	-0.6	4.9	4.2	4.2
Australia	GDP	1.3	2.7	2.0	4.0
	Private consumption	1.0	2.7	3.0	3.0
	Business investment[1, 2]	-5.2	-1.0	8.0	13.5
	Unemployment – end period	5.5	4.9	4.6	4.5
	CPI headline – year end[3]	2.1	2.7	3.0	2.6
	Interest rates – cash rate	3.75	4.75	5.00	5.50
	Credit growth, Total – year end	1.6	3.4	5.0	6.0
	Credit growth, Housing – year end	8.2	7.3	7.0	7.0
	Credit growth, Business – year end	-6.9	-2.3	2.0	5.0
New Zealand	GDP	-2.1	1.5	1.3	4.6
	Unemployment – end period	6.1	6.8	6.3	5
	Consumer prices	2.0	4.0	3.0	2.9
	Interest rates – official cash rate	2.5	3.0	2.5	4.0
	Credit growth – Total[3]	4.4	0.1	1.8	6.6
	Credit growth – Housing[3]	3.3	2.8	1.5	5.5
	Credit growth – Business (incl. agri)[3]	6.6	-3.3	2.3	8.4

Source: Westpac Economics

1 GDP and component forecasts were updated following the release of quarterly national accounts. 2 Business investment adjusted to exclude the effect of private sector purchases of public assets. 3 Annual average percentage change basis.

The Westpac Group Investor Discussion Pack – May 2011 89

Australian economy well positioned Economics Australia’s economy diversified and flexible 2010 (% of GDP1) Manufacturing Construction 120 120 Terms of trade, goods & services Forecasts to end Terms of trade at 60 year high (index) 10 8 11 3 12 4 5 11 6 Mining Rural Utilities & transport Wholesale & retail Property & business services Finance 80 100 80 100 2012 Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics 8 10 13 Communications Household services Education & health Government 40 60 40 60 Dec-49 Dec-59 Dec-69 Dec-79 Dec-89 Dec-99 Dec-09 Historic average Net public debt sees Australia well placed (% GDP) Contributions to world growth (%) 5 6 7 The rest China Advanced Forecasts to end 2012 80 90 100 80 90 100 1990 2000 2010 2015 (f) 0 1 2 3 4 20 30 40 50 60 70 20 30 40 50 60 70 Sources: Westpac Economics, IMF Sources: Westpac Economics, IMF -2 -1 1994 1997 2000 2003 2006 2009 2012 0 10 0 10 US UK Ger Fra Can Aust NZ 1 Excludes ownership of dwellings, and taxes less subsidies. 2 German figure for 1990 is actually 1995 due to re-unification. 2 90 The Westpac Group Investor Discussion Pack – May 2011 2010, a year of transition for the Australian domestic economy Economics . The Australian economy was in recovery mode during 2009, a trend greatly supported by aggressive monetary and fiscal policy stimulus Australia’s domestic growth mix (percentage points) 6 6 contributions to year end domestic demand growth . 2010 was a year of transition with expansion continuing but growth not spectacular . The timely reversal of policy stimulus, desirable from a medium-term perspective, was a headwind. The RBA returned rates to neutral, lifting the cash rate by 1.5% in 2 4 2 4 2009 2010 2011f 2012f eight months . Fiscal policy was also a headwind. Public investment, up 49% in the year to Q1 2010, declined by 5% over the following three quarters Sources: ABS, Westpac Economics -2 0 -2 0 Consumer Housing Business Public Demand . Tax breaks brought forward business spending on equipment investment into Q4 2009 (+12%), followed by a 12% drop over the next three quarters . The “cautious consumer” opted to save a significant share Household spending vs income (% ann) 10 12 14 10 12 14 Total income, post tax & interest Consumption Wage income (All in nominal terms) of additional income during 2010, strengthening household balance sheets . Reversal of policy stimulus (along with the announcement of a new tax on mining) impacted conditions in the mining States of Qld and WA. In these states, construction of new 2 4 6 8 2 4 6 8 mining projects has yet to take off in a major way Sources: ABS, Westpac Economics -2 0 -2 0 Dec-02 Dec-04 Dec-06 Dec-08 Dec-10 The Westpac Group Investor Discussion Pack – May 2011 91

Growth to be back-loaded in 2011 due to natural disasters Economics . Severe weather events disrupted activity during 2010 and point to a back-loading of growth in 2011 . Queensland export volumes fell 11% over the second half of Australian growth flood impact (% change) 3 6 Qtrly, pre flood (rhs) Qtrly, post flood Real GDP Westpac 2010, at a time of well above average rainfall, reducing Australian GDP growth by 0.6%. Disasters intensified in Q1 2011, so much so that the Australian economy may have contracted in the quarter – possibly by around 1.0% 1 2 2 4 Annual, pre flood (lhs) Annual, post flood forecasts. Floods devastated much of Qld during January, with parts of NSW and Victoria impacted. Moreover, cyclones in WA disrupted key iron ore export shipments . Exports were greatly reduced in Q1. The trade surplus is Sources: ABS, Westpac Economics -1 0 -2 0 Dec-10 Jun-11 Dec-11 Jun-12 Dec-12 expected to be only $2.6bn in Q1, $4bn lower than in Q4. Net exports could take 1.7ppts off Q1 GDP growth . These disruptions are expected to be only temporary. The rebuilding effort – of houses and infrastructure – is getting Australia’s trade balance, sharp decline Q1 ($bn) 4 6 8 4 6 8 Trade balance, qtrly (value) Q1, +$2.6bn, a $4bn underway, and mining production and export shipments are returning to full operation . This profile points to economic growth in Australia strengthening over 2011 . The rebuilding effort is expected to have limited inflationary -6 -4 -2 0 2 -6 -4 -2 0 2 deterioration * * Jan +$1.4bn, d impacts - most of the $6bn rebuilding program, that will be undertaken over the next two years or so, will be funded by a $1.8bn levy and by a deferral of other projects Sources: ABS, Westpac Economics -10 -8 -10 -8 Mar-06 Mar-07 Mar-08 Mar-09 Mar-10 Mar-11 Mar-12 Feb –$0.2bn and March forecast +$1bn The Westpac Group Investor Discussion Pack – May 2011 92 Gradual credit upswing underway Economics . Australia has passed the low point of credit growth in the current credit cycle, as the economy emerges from the 2008/09 downturn Credit growth & nominal activity (% annualised) 32 32 Nominal activity * ( lhs) Total credit ( rhs). A gradual improvement in credit growth is evident . Business and household income growth has improved, enhancing the ability to borrow, and balance sheets have been strengthened 8 16 24 8 16 24 f'csts end '12 . The boost to national income from the rebound in global commodity prices boosted nominal non-farm GDP growth to a healthy 8.4% through 2010, up from a low of -2.3%yr Q3 2009. Growth is forecast to moderate back to around a 5% to 6% pace for the next two years Sources: RBA, ABS, Westpac Economics -8 0 -8 0 Dec-85 Dec-90 Dec-95 Dec-00 Dec-05 Dec-10 * Non-farm GDP . Private credit growth, which firmed from 1.6% through 2009 to 3.4% through 2010, is forecast to be 5.0% through 2011 and 6% through 2012 . Business investment is set to begin an upswing that will Business credit & investment (% annualised) f'csts to end 2012 30 30 Investment, nominal * Business credit & f'csts improve business credit growth. Business credit is expected to edge 2% higher through 2011, up from –6.9% through 2009 and –2.3% through 2010, and to increase by +5% through 2012 . Housing credit growth is expected to be around 7% 10 0 10 20 10 0 10 20 through 2011 and 2012, in line with that of 2010. Interest rates will continue to keep housing growth in check Sources: RBA, ABS, Westpac Economics -20 --20 -Dec-85 Dec-90 Dec-95 Dec-00 Dec-05 Dec-10 * smoothed The Westpac Group Investor Discussion Pack – May 2011 93

Credit growth expected to improve Economics Credit growth (% annualised) 30 30 20 25 20 25 forecasts to end 2012 10 15 10 15 0 5 0 5 15 -10 -5 15 -10 -5 Aust. housing Total credit (Aust.) Aust. business Housing - avg (Aust.) Total credit - avg (Aust.) Total credit (NZ) Sources: RBA, RBNZ, Westpac Economics --Sep-00 Sep-02 Sep-04 Sep-06 Sep-08 Sep-10 Sep-12 The Westpac Group Investor Discussion Pack – May 2011 94 Healthy growth to continue in household deposits Economics . The global financial crisis had a significant impact on both credit growth and deposit growth . Household deposits surged in calendar 2008 – Income the key driver of household deposits (% annualised) 24 28 24 28 Nominal non-farm GDP increasing 21%. Consumers were particularly cautious and there was a multi-billion cash transfer to households from the Government (from stimulus measures) . Following this unusual surge, a return to a more normal relationship between deposits and incomes emerged 4 8 12 16 20 4 8 12 16 20 Household deposits f'csts to end 2012 during 2009 and 2010 . Typically, household deposits expand broadly in line with the pace of household incomes - Household incomes generally grow in line with Sources: ABS, RBA, Westpac Economics -8 -4 0 -8 -4 0 Dec-85 Dec-90 Dec-95 Dec-00 Dec-05 Dec-10 national income (nominal non-farm GDP) - Changes in the attractiveness of other asset classes, as well as shifts in the household savings rate, also had an impact in 2010 Household savings (% household disposable income, annual average) 15 18 15 18 implied savings rate by Dec-12: high: 11.7% . Household deposit growth moderated to 8% through 2009 and was 10% through 2010. Expectations are for growth of 7% through FY11 and 8% through FY12 . Greater competition for deposits is also a feature of the financial landscape following the global financial crisis as 3 6 9 12 3 6 9 12 g med: 9.7% low: 7.7% banks place greater value on this high quality source of funding Sources: ABS, Westpac Economics -3 0 -3 0 Dec-75 Dec-80 Dec-85 Dec-90 Dec-95 Dec-00 Dec-05 Dec-10 The Westpac Group Investor Discussion Pack – May 2011 95

Interest rate pressures more likely in 2012 than 2011 Economics . The success of Australia in navigating the global downturn creates its own challenges. Notably, the economy begins this cycle with limited spare capacity The climbed from a pre crisis of Core inflation in the band, but risks remain 6 6 %qtr %ann Core CPI* %qtr (rhs) * Avg of trimmed mean & weighted median CPI ex GST . unemployment rate, which low 4.0% to a peak of 5.8% in the second half of 2009, declined to 4.9% by the end of 2010 . The strength of mining will be a key policy challenge over the medium term to limit inflation pressure 1 2 3 4 5 1 2 3 4 5 Core CPI* %yr (lhs) effect 2000/01 f/c to end- . Core inflation has moderated, dropping to 2.3% in Q1 2011, from a peak of 4.7% in 2008. The high and rising dollar, as well as modest consumer spending, will help contain inflation in the near-term . Inflation is likely to grind higher and move into the upper half of Sources: ABS, RBA, Westpac Economics -1 0 -1 0 Mar-95 Mar-99 Mar-03 Mar-07 Mar-11 the 2% to 3% target band by end 2011 . The RBA, after promptly normalising interest rates over late 2009 and early 2010, will continue to “lean against strength” in the economy. The RBA began this process in November, lifting rates by Westpac expects rates to move Labour market tightens, wage pressures 10 12 4 6% %ann f/c to end- 2012 0.25%. further, forecasting one RBA hike in 2011 (most likely in the second half of the year), with more to come in 2012 . The inflation challenge is likely to be more manageable in this mining boom than in past episodes. The freely floating exchange rate will take some of the pressure off interest 4 6 8 2 0 2 trend (lhs) rates. Already, the currency has appreciated significantly in response to the higher terms of trade . Also of great significance, a flexible labour market reduces the risk of a widespread acceleration in wage inflation Sources: ABS, Westpac Economics 2 -4 -Mar-81 Mar-86 Mar-91 Mar-96 Mar-01 Mar-06 Mar-11 Employment Unemployment rate (rhs) The Westpac Group Investor Discussion Pack – May 2011 96 Some encouraging signs for the New Zealand economy Economics New Zealand GDP (% change) . Data since the Christchurch earthquake has shown nationwide consumer spending and house sales held up well in March 2011, despite large declines in 7 7 Quarterly % change Annual average % change Westpac Christchurch . House prices, rents and house sales have strengthened particularly in Auckland, where population growth is most rapid 0 1 2 3 4 5 6 0 1 2 3 4 5 6 f’casts Sources: Statistics NZ, Westpac. Economics . Export commodity prices have continued their stellar run, uninterrupted by the Japanese earthquake - Commodity prices are now 96% higher than early 2009, and 29% higher than a year ago -3 -2 -1 -3 -2 -1 1996 1998 2000 2002 2004 2006 2008 2010 2012 . The New Zealand Government recently announced that the May 2011 Budget would include zero allowance for new spending . Inflation data from the March quarter showed prices NZ commodity price indexes 300 350 NZD Index World Price Index rose 0.8%, and annual inflation hit 4.5% - Inflation has mainly been driven by the October GST rise (from 12.5% to 15%) and other administrative changes 150 200 250 Index - The strong exchange rate and weak consumer spending are together keeping inflation in other areas subdued Source: ANZ 100 1996 1998 2000 2002 2004 2006 2008 2010 The Westpac Group Investor Discussion Pack – May 2011 97

Australia has shown resilience to external shocks Economics . The Australian economy is well placed to absorb external shocks due to - Floating currency: flexibility to respond to external events - Economic flexibility: open economy with few tariff barriers - Policy: strong fiscal position; monetary policy flexibility; and ability of policymakers to adjust their approach - Diversity: Australia is not reliant on any one sector for its prosperity . During the Asian Crisis, more than half Australia’s export markets (by value) were in deep recession, however Australia’s growth accelerated moderately. During the Tech Wreck, a global recession (albeit a shallow one) pushed the majority of Australia’s trading partners backwards, however Australia held annual growth above 1%. More recently, Australia’s economic flexibility enabled it to absorb the Global Financial Crisis (GFC) well relative to other developed economies, keeping positive annual growth despite a collapse in trading partner growth in late 2008 and early 2009 . Australia’s last serious downturn in 1991 was due to internal problems, rather than external shocks 6 8 6 8 Global recession, but home grown Tech Wreck, ~ 90% of export markets GFC, ~ 70% of export markets Real GDP growth (% year) 2 4 2 4 Asian Crisis, ~ 60% of export markets in recession in recession -2 0 -2 0 Mar-85 Mar-89 Mar-93 Mar-97 Mar-01 Mar-05 Mar-09 in recession Sources: Westpac Economics ABS, The Westpac Group Investor Discussion Pack – May 2011 98 Fundamental outlook for China is solid Economics . Westpac Economics expects Chinese growth will remain high and its resource intensity will continue to rise . A cyclical deceleration in Chinese growth later in 2011 is Australian export market through time (% of total) 25 30 1990 2000 anticipated, but underlying momentum remains sound. We expect 9.5% growth in the first half of this decade and 8.5% growth in the second half . China does not have a housing bubble: mortgage debt to GDP is less than 15%; and equity in the housing stock is around 10 15 20 2006 2010 60%. LVRs have not gone above 80% and have generally been around 70% for owner occupiers and 60% for investors . China is driven by internal demand, not exports. The economy is investment led, as it should be with a weak technological base and a low level of capital stock per worker Sources: ABS, Westpac Economics 0 5 China India Japan Korea ASEAN . Urbanisation is paramount. By 2030, China needs to build: 150m net new dwellings; 170 urban transit systems; and 50,000 skyscrapers. Steel demand per head will more than double to a peak around 750kgs per capita in 2024 China’s resource intensive trajectory 0.8 1.0 Taiwan Korea Steel consumption (tons) per capita Size of bubbles indicates relative . There are some obvious risks, the major one being the unpredictable pace and intensity of financial liberalisation measures. However, China’s huge current account surplus, strong fiscal position and enormous accumulation of FX reserves are a strong backstop 0.2 0.4 0.6 China today Japan USA Germany UK Aust Russia Mexico Spain Italy Canada France China 2024* population . China is still at a point in its development where growth comes easily. East Asian experience shows that growth remains high until at least the $US12k per head level: China is only half way there Sources: Westpac Economics, CIA, IISI, IMF, UN, World Bank, McKay, Sheng and Song (2010). -0.2 0.0 -10 0 10 20 30 40 GDP (‘000) per capita India Brazil South Africa The Westpac Group Investor Discussion Pack – May 2011 99

Economics – Australian Housing

May 2011

Economics
Australian
Housing

Australian housing market cooling off

- Australia's housing markets have cooled significantly since mid-2010
  - Higher interest rates have combined with a wind-down in first home buyer activity and subdued 'upgrader' activity from continuing consumer caution
- While the official ABS series shows house prices rose 0.5% in the second half of 2010 after a 5.3% rise in the first half, private sector price measures suggest there was modest price falls in the second half of 2010 that has carried into the first two months of 2011
  - The weaker market is also evident in lower auction clearance rates and significant declines in new housing finance approvals
- However, the general picture for Australia's housing markets remains the same
  - Substantial 'pent-up' physical demand for housing (due to an acute shortage of stock) is being suppressed by interest rate rises and housing affordability
  - Shortages remain evident in persistently low rental vacancy rates
- Overall, the mix points to price growth remaining subdued, rather than falling sharply


House prices (6mth annualised growth rate, %)
Residex (monthly)
RP Data-Rismark (monthly)
ABS
APM
*houses only
30
20
10
0
-10
Feb-01
Oct-02
Jun-04
Feb-06
Oct-07
Jun-09
Feb-11

Sources: Residex, RP Data-Rismark, ABS, APM, REIA, Westpac Economics


Rental vacancy rates (%)
Australia
Sydney
Melbourne
investor housing boom
... near historic lows since 2007
6
5
4
3
2
1
0
Mar-80
Mar-85
Mar-90
Mar-95
Mar-00
Mar-05
Mar-10

Sources: REIA, Westpac Economics

The Westpac Group Investor Discussion Pack – May 2011 101

Australian housing market cooling off (cont.) Economics Australian Housing . Interest rates are now clearly dampening housing market activity - The cumulative tightening since 2009 has lifted the Interest rates standard variable mortgage rate (lhs) housing finance approvals (rhs) f/c g ‘000s % average standard variable mortgage rate to 7.4% in early 2010, bringing it above the average rate recorded over the last decade of 7.2% - This still leaves mortgage rates well below the 9.6% peak in 2008 and the previous peak in 2000 15 20 25 30 35 6 7 8 9 10 10yr avg . On our preferred measures of housing affordability, looking at the cost of servicing a mortgage on a median-priced dwelling as a % of household income across all dwellings and all regions, the combined effect of rate rises and higher Sources: RBA, ABS, Westpac Economics 0 5 10 4 5 Mar-96 Nov-97 Jul-99 Mar-01 Nov-02 Jul-04 Mar-06 Nov-07 Jul-09 Mar-11 prices has not stretched buyer affordability by nearly as much as in 2008 or in the late 1980s . The cautious consumer behaviour evident in spending, saving and borrowing patterns appears to also be a restraining factor House affordability: all dwellings (repayments) 35 40 35 40 trimmed mean repayment to income ratio median dwelling repayment to income ratio . This suggests the cooling off in housing markets partly reflects a voluntary move by buyers rather than a more binding affordability constraint . With a strong labour market also keeping incomes in good 15 20 25 30 15 20 25 30 *all dwellings, all regions estimates based on shape and reducing the prospect of significant ‘forced sales’, the downside to the current market cooling looks limited Sources: RP Data-Rismark, Residex, Westpac Economics 5 10 5 10 Mar-79 Mar-84 Mar-89 Mar-94 Mar-99 Mar-04 Mar-09 repayments on mortgage at 75%LVR, as % after tax income per household capital cities prior to 1993 The Westpac Group Investor Discussion Pack – May 2011 102 A structural supply/demand imbalance1 Economics Australian Housing . A key feature of the Australian housing market and the main reason behind high prices is an acute shortage of stock . Westpac estimates that the housing shortage is equal to 250 300 250 300 underlying f'casts c.f. latest ‘official’ estimates from National Housing Supply Council: underlying demand rising at Australia’s housing stock deficiency (‘000) approximately one year’s new construction or 200k dwellings . New building has failed to keep pace with the strong rise in underlying demand associated with a migration-driven rise in population 100 150 200 100 150 200 estimated housing stock deficiency demand 205.9k pa; accumulated deficiency: 178.4k – Over the last decade, Australia’s population has increased by an average 305k per year2. Dwellings have increased by just 105k per year2 – In the last 3 years, population growth has increased to 0 50 0 50 Jun-92 Jun-96 Jun-00 Jun-04 Jun-08 Aus dwelling approvals (SA annualised) Sources: ABS, Westpac Economics 425k a year. Population growth slowed sharply in 2009-10 as net migration inflows fell back but is still expected to track at over 330k a year . Underlying demand is also being supported by long-run demographic and social trends including more smaller 400 450 500 400 450 500 population growth dwelling completions dwelling stock* annual average change Population vs dwelling stock (‘000), households (e.g. ‘baby boomers’ becoming ‘empty nesters’) . Housing supply is also negatively influenced by – High costs and limited availability of land available for development 100 150 200 250 300 350 100 150 200 250 300 350 * net of demolitions – implied by Census data to 2006; Westpac estimates thereafter – Rigidities in planning and development processes – Physical limits to land availability in most major cities 1. From Westpac Economics, “Australian housing markets: the bubble myth” October 2010. 2. Source: ABS. 0 50 0 50 1950s 1960s 1970s 1980s 1990s 2000s last 3 years Sources: ABS, Westpac Economics The Westpac Group Investor Discussion Pack – May 2011 103

Australian housing affordability not as stretched as some measures suggest1 Economics Australian Housing . While house prices in Australia are high, affordability issues are not as severe as some commentators suggest - Measures that take into account all dwelling types, after- 90 100 90 100 Aus - all dwellings US single family homes only * % of average individual earnings Housing affordability: repayments to income* (%), tax income and financing costs show prices have broadly tracked income growth since 2003 . Assessing affordability based on simple housing price to income ratios can be misleading because 30 40 50 60 70 80 30 40 50 60 70 80 - UK - all dwellings - House prices are typically based on detached houses. In Sydney, these make up ~60% of the housing stock. Non-detached housing1 is priced differently. Including these elements could reduce price to income ratios by 2.4 percentage points Sources: RP Data-Rismark, ABS, RBA, Nationwide, NAR, Factset, Westpac Economics 0 10 20 0 10 20 Jan-68 Jan-78 Jan-88 Jan-98 Jan-08 - House price data is based on capital cities yet income data is usually national or state based. House prices and incomes are materially lower in regional areas. Adjusting this data could impact ratios by 0.9 percentage points in Sydney Price-income ratios: various measures 8 9 10 house price to state median income house price to capital city median income all dwelling price to capital city median income - The buying power of the average household has improved because of a structural decline in interest rates over the last 20 years due to lower inflation - Income used to calculate ratios is individual income rather than household income. The proportion of dual 2 3 4 5 6 7 unit price to capital city median income income households has almost doubled in the last decade with such families having an income 55 -75% above the individual average2 1 From Westpac Economics, “Australian housing markets: the bubble myth” October 2010. Non-detached housing including semi-detached, row or terrace houses; townhouses; Sources: APM, ABS, Westpac Economics 0 1 Sydney Melbourne Brisbane Adelaide Perth The Westpac Group Investor Discussion Pack – May 2011 104 flats, units and apartments. 2. Source: ABS. Little evidence of speculative investor activity1 Economics Australian Housing . The investor segment is often seen as the most likely segment to drive overheated price growth, and the most likely to sell in a poorly performing property market 18 20 18 20 owner-occupiers investors *ppt contribution to investor Investor boom ended 6 years ago* (ann %). There is little evidence of ‘speculative’ investor activity in the Australian market in recent years – Lending to investors has lagged well behind owneroccupied lending since 2005 – Taxation data shows the proportion of taxpayers who 6 8 10 12 14 16 6 8 10 12 14 16 annual growth in total housing credit housing boom own investment properties has remained broadly unchanged over the last 10 years at around 13% – The proportion of housing stock turned over annually peaked in 2003 and has since been moving around its long run average 0 2 4 0 2 4 Jan-91 Jan-94 Jan-97 Jan-00 Jan-03 Jan-06 Jan-09 avg 3ppts since 2004 Sources: RBA, Westpac Economics. A substantial investor exodus is unlikely, despite yields being below the cost of finance – Since 2006, investment properties have mostly outperformed other asset classes and been more stable, particularly compared to equities 30 40 50 30 40 50 * avg annual return investor housing boom Investor returns: housing vs shares* (% p.a.) – Real estate offers a secure income source, particularly with vacancy rates low and prospects for rising rents – Tax incentives for property investment, including tax deductibility of interest, are supportive -10 0 10 20 -10 0 10 20 investor housing (Sydney) Australian shares . If investors were to start selling, the shortage of housing means the market should be able to absorb an orderly selldown (as seen in the 2004 correction) 1 From Westpac Economics, “Australian housing markets: the bubble myth” October 2010. -40 -30 -40 -30 Dec-88 Dec-91 Dec-94 Dec-97 Dec-00 Dec-03 Dec-06 Dec-09 investor housing (national) investor housing (Melbourne) Sources: REIA, RBA, Westpac Economics The Westpac Group Investor Discussion Pack – May 2011 105

Australian housing 2008-09: a “stress test”1 Economics Australian Housing . The resilient performance of the Australian housing market in 2008-09 strongly suggests there was no pre-existing bubble . Stresses would have occurred due to the combined impact of 40 10 ($bn) (%) Mortgage interest rate Non-bank lending avg 12mths to 20% total Credit conditions 2008-09 - High interest rates – the mortgage rate averaged 9.1% in the year to Sep 2008, with a peak of 9.6%, the highest level in 12 years - A restriction in the availability of credit – the exit of many non-bank lenders and the tightening of lending 15 20 25 30 35 6 7 8 9 Sep-08: 9.1% period avg: 7.4% 14% total standards - A rise in unemployment from 4% (Feb 2008) to 5.8% (May 2009) - A sharp swing in sentiment against real estate as an asset class and expectations of house price declines 0 5 10 4 5 Dec-02 Dec-04 Dec-06 Dec-08 Dec-10 Dec-02 Dec-04 Dec-06 Dec-08 Dec-10 *rolling annual finance approvals Sources: RBA, ABS, Westpac Economics - A sharp drop in investor activity including significant investor selling (number of taxpayers reporting investment housing income dropped 3.4%) - Actual price declines – nationwide falls of 3% to 5.5% . Together these developments were a significant ‘stress test’ 1.8 2.0 32 36 debt serv ratio (mortgagors, lagged 6mths, rhs) 2 arrears rate (lhs)* *% of securitised loans in arrears by value (prime only),WBC f/c to Dec 2011 Debt burden vs mortgage arrears (%) Together, test for both house prices and the ability of households to meet their debt repayment obligations. Mortgage delinquencies did rise but remained substantially lower than other countries . Interest rate reductions and first home buyer incentives provided important support to demand during this period 0 8 1.0 1.2 1.4 1.6 20 24 28 % seasonally adjusted Note figures after June 2007 are affected by credit crisis and declining pool of loans period. However, bursting asset price bubbles are typically resistant to policy shifts, as seen in the ‘dot com’ boom in the late 1990s 1 From Westpac Economics, “Australian housing markets: the bubble myth”, October 2010. 2 Debt servicing ratio is total mortgage repayments ( interest plus principal) as a 0.4 0.6 0.8 Jan-96 Jan-99 Jan-02 Jan-05 Jan-08 Jan-11 12 16 Sources: ABS, RBA, Standard & Poor’s, Westpac Economics The Westpac Group Investor Discussion Pack – May 2011 106 proportion of total household disposable income. Investor Relations team Contact us Equity investor relations Andrew Bowden Leigh Short Head of Investor Relations Senior Manager +612 8253 4008 +612 8253 1667 For further information on Westpac including: . Annual reports . Presentations and webcasts andrewbowden@westpac.com.au lshort@westpac.com.au Debt investor relations Jacqueline Boddy Tanya Ward . 5 year financial summary . Prior financial results Please visit our dedicated investor website Senior Manager Manager +612 8253 3133 +612 8253 1921 jboddy@westpac.com.au tanyaward@westpac.com.au Retail shareholder investor relations www.westpac.com.au/investorcentre click on ‘Analysts’ Centre’ Hugh Devine Senior Manager +612 8253 1047 hdevine@westpac.com.au or email: investorrelations@westpac.com.au The Westpac Group Investor Discussion Pack – May 2011 107

Appendix 1: Cash earnings adjustments

Cash earnings adjustments

	Cash earnings adjustment	1H10	2H10	1H11	Description
	Reported NPAT	**2,875**	**3,471**	**3,961**	Reported net profit after tax attributable to equity holders of The Westpac Group
Non-merger related items	TPS revaluations	11	3	27	The TPS hybrid instrument is not fair valued however the economic hedge is fair valued. The mismatch in the timing of income recognition is added back
Non-merger related items	Treasury shares	10	(20)	7	Earnings on The Westpac Group shares held by Westpac in the wealth business are not recognised under A-IFRS. These are added back as these shares support policyholder liabilities and equity derivative transactions, which are revalued in deriving income
Non-merger related items	Fair value gain / (loss) on economic hedges	24	29	62	The unrealised profit/loss on the economic hedges and revaluation of hedges on future NZ earnings are reversed because they may create a material timing difference on reported earnings in the current period, which does not affect the profit available to shareholders
Non-merger related items	Ineffective hedges	(9)	3	(4)	The gain/loss on qualified hedge ineffectiveness is reversed because the gain/loss from the fair value movements reverses over time
Non-merger related items	NZ structured finance transaction	(106)	-	-	In FY10, the Group reached a settlement with the New Zealand Commissioner of Inland Revenue by agreeing to pay 80% of the full amount of primary tax and interest with respect to New Zealand structured finance transactions entered into between 1998 and 2002. The reversal of tax provisions of $106m in FY10 has been treated as a Cash earnings adjustment, consistent with the initial tax provisions
Non-merger related items	Buyback of government guaranteed debt	-	-	20	The Group has undertaken a buyback of a portion of its government guaranteed debt to cease paying the government fee on that debt, currently 70bps. The benefit is being amortised over the original term of the debt that was bought back. This has been treated as a Cash earnings adjustment as the economic benefit of ceasing to pay the government guarantee fee cannot be recognised
Non-merger related items	Tax provision	-	-	93	The tax provisions were increased on certain existing transactions undertaken by the Group in response to the recent trend of global tax authorities challenging the historical tax treatment of complex and/or cross border transactions. Treated as a Cash earnings adjustment as it relates to global management of existing tax positions and does not reflect ongoing operations
St.George merger related items	Merger transaction and integration expenses	106	61	34	Expenses relating to the merger with St.George that impact the profit and loss are treated as a Cash earnings adjustment due to their non-recurring nature
St.George merger related items	Amortisation of intangible assets	72	74	72	The recognised balance of the majority of merger-related identifiable intangible assets including: brands; the core deposits intangible; and credit card and financial planner relationship intangible assets will be amortised over their useful life. The amortisation is a Cash earnings adjustment because it is a non-cash flow item and does not affect returns to shareholders
St.George merger related items	Fair value amortisation of financial instruments	(34)	(6)	6	The unwind of the merger accounting adjustments associated with the fair valuing of St.George retail bank loans, deposits, wholesale funding and associated hedges. Are treated as a Cash earnings adjustment due to the size and non-recurring nature
St.George merger related items	Tax consolidation adjustment	-	(685)	(1,110)	The resetting of the tax value of certain St.George assets to the appropriate market value as at the tax consolidation effective date. Treated as a Cash earnings adjustment due to its size and it does not reflect ongoing operations
	Cash earnings	**2,949**	**2,930**	**3,168**	

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Appendix 2: Definitions

Definitions

Westpac's Business Units	
Westpac RBB or WRBB	Westpac Retail and Business Banking Provides sales, marketing and customer service for all consumer and small-to-medium enterprise customers within Australia under the 'Westpac' and 'RAMS' brands
St.George Bank or St.George or SGB	St.George Bank Provides sales and customer service for our consumer, business and corporate customers in Australia under the St.George brand. It also includes the management and operation of the Bank of South Australia (BankSA) and Bank of Melbourne
WIB	Westpac Institutional Bank Provides a broad range of financial services to commercial, corporate, institutional and government customers primarily based in or with interests in Australia and New Zealand
BTFG	BT Financial Group (Australia) The Group's wealth management business, including operations under the Advance Asset Management, Asgard, BT, BT Investment Management, Licensee Select, Magnitude, Ascalon, and Securitor brands. Also included is the advice, private banking, and insurance operations of BankSA, St.George and Westpac RBB. BTFG designs, manufactures and distributes financial products that are designed to help customers achieve their financial goals by administering, managing and protecting their assets
Westpac NZ	Westpac New Zealand Banking Provides a full range of retail and commercial banking and wealth management products and services to consumer and business customers throughout New Zealand. New Zealand Banking operates under the Westpac New Zealand, Westpac Life New Zealand and BT New Zealand brands
Pacific Banking or PB	Pacific Banking Provides banking services for retail and business customers throughout the South Pacific Island Nations
GBU	Group Businesses Unit Provides centralised Group functions, including Treasury and Finance

Financial performance	
Cash earnings	Net profit attributable to equity holders adjusted for the impact of the economic hedges related to TPS, earnings from Treasury shares, fair value gains/losses on economic hedges, ineffective hedges, NZ structured finance transaction, buyback of government guaranteed debt, special tax provisions, merger transaction and integration expenses, the amortisation of certain intangibles in relation to the merger with St.George, and the St.George tax consolidation adjustment.
Core earnings	Operating profit before income tax and impairment charges
AIEA	Average interest earning assets
Net interest spread	The difference between the average yield on all interest bearing assets and the average rate paid on interest bearing liabilities
Net interest margin	The net interest spread plus the benefit of net non-interest bearing liabilities and equity
Full-time equivalent employees (FTE)	A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight
Net Promoter Score or NPS	Refers to an external measure of customer advocacy which looks at how willing our customers are to recommend Westpac to their family and friends. To calculate NPS, customers are asked how likely they are to recommend Westpac's banking brands to a friend or colleague. On a scale of 1 to 10, the NPS is calculated taking promoters (those who score 9 or 10) and subtracting the detractors (those who rate the company 6 or less). Those who score 7 or 8 are ignored as although positive, are not enthusiastic

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Appendix 2: Definitions (continued) Definitions Asset quality NCI Non-controlling interests Asset quality Individually assessed provisions Provisions raised for losses that have already been incurred on loans that are known to be impaired and are individually Stressed loans Stressed loans are Watchlist and Substandard, 90 days past due well secured and impaired assets. Impaired assets Impaired assets can be classified as: 1) Non-accrual assets: Exposures with individually assessed impairment provisions or IAPs significant. The estimated losses on these impaired loans will be based on expected future cash flows discounted to their present value and as this discount unwinds, interest will be recognised in the statement of financial performance held against them, excluding restructured loans; 2) Restructured assets: exposures where the original contractual terms have been formally modified to provide concessions of interest or principal for reasons related to the financial difficulties of the customer; 3) 90 days past due (and not well secured): exposures where contractual payments are 90 days or more in arrears and not well Collectively assessed provisions or CAPs Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience of assets with credit characteristics similar to those in the The secured; 4) other assets acquired through security enforcement; and 5) any other assets where the full collection of interest and principal is in doubt 90 days past due - well secured A loan facility where payments of interest and/or principal are 90 or more calendar days past due and the value of the security is sufficient to cover the repayment of all principal collective pool. historical loss experience will be adjusted based on current observable data Risk Weighted Assets Assets (both on and off-balance sheet) of The Westpac Group are assigned within a certain category, amounts included in and interest amounts due, and interest is being taken to profit on an accrual basis Watchlist and substandard Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to or RWA these categories are multiplied by a risk weighting, and with the resulting weighted values added together to arrive at total risk weighted assets TCE Total committed exposure incur loss of interest or principal C Capital ratios As defined by APRA (unless stated otherwise) The Westpac Group Investor Discussion Pack – May 2011 110 Disclaimer Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Refer to The Westpac Group’s Interim 2011 Results (incorporating the requirements of Appendix 4D) for the six months ended 31 March 2011 available at www.westpac.com.au for details of the basis of preparation of cash earnings. Refer to appendix 1 to this presentation for a reconciliation of reported net profit to cash earnings. This presentation contains statements that constitute “forward-looking statements” including within the meaning of Section 21E of the US Securities Exchange Act of 1934. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the section entitled ‘Principal risks and uncertainties' in The Westpac Group’s Interim 2011 Results for the half year ended 31 March 2011 available at www westpac.com.au When relying on forward-looking statements to make decisions with respect to us investors and others, should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forwardlooking statements contained in this presentation. The Westpac Group Investor Discussion Pack – May 2011 111